UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Capital Senior Living Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CAPITAL SENIOR LIVING CORPORATION

14160 DALLAS PARKWAY, SUITE 300

DALLAS, TEXAS 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2019

To the Stockholders of Capital Senior Living Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation, a Delaware corporation (the “Company”), will be held at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas Texas 75240, on the 14th day of May, 2019 at 10:00 a.m. Central Time, for the following purposes:

1. To elect three directors of the Company to hold office until the Annual Meeting to be held in 2022 or until their respective successors are duly qualified and elected;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2019;

3. To cast an advisory vote on executive compensation;

4. To approve the Company’s 2019 Omnibus Stock and Incentive Plan; and

5. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on March 27, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting.

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting to be held on May 14, 2019: The Proxy Statement and the 2018 Annual Report to Stockholders are also available at www.proxydocs.com/csu.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date, and mail the enclosed proxy card promptly so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and would like to vote in person, you may do so even if you have already dated, signed and returned your proxy card.

Pursuant to the rules of the New York Stock Exchange, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote your shares on the election of directors, the advisory vote on executive compensation or the approval of the 2019 Omnibus Stock and Incentive Plan. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

By Order of the Board of Directors

Michael W. Reid Chairman of the Board	Kimberly S. Lody President and Chief Executive Officer

April 8, 2019

Dallas, Texas

CAPITAL SENIOR LIVING CORPORATION

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2019

Solicitation and Revocability of Proxies

The Board of Directors (the “Board of Directors” or the “Board”) of Capital Senior Living Corporation (the “Company” or “Capital Senior”) is soliciting your proxy for voting on the proposals to be presented at our annual meeting of our stockholders to be held on May 14, 2019 (the “Annual Meeting”). The Annual Meeting will be held at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas Texas 75240, on the 14th day of May, 2019 at 10:00 a.m. Central Time for the purposes set forth in the accompanying notice and described in this proxy statement. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon, unless the proxy is subsequently revoked.

Any stockholder giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to us addressed to David R. Brickman, Senior Vice President, General Counsel and Secretary, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254. However, no such revocation will be effective unless such notice of revocation has been received by us at or prior to the Annual Meeting.

Our principal executive offices are located at, and our mailing address is, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

Our management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the accompanying notice and has no knowledge that others will do so. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement and accompanying form of proxy are being mailed on or about April 8, 2019. The annual report to our stockholders covering our fiscal year ended December 31, 2018, which was mailed to our stockholders on or about April 8, 2019, does not form any part of the materials for solicitation of proxies.

In addition to the solicitation of proxies by mail, our officers, directors and employees may solicit proxies by telephone, telecopy, email or through personal contact. Such officers, directors and employees will not be additionally compensated by us but will be reimbursed for any out-of-pocket expenses. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,000. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of our common stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of our common stock.

The cost of preparing, printing, assembling and mailing the annual report, the accompanying notice, this proxy statement and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, will be exclusively borne by us.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single copy of this proxy statement and the annual report to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicative information and our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to any stockholder at a shared address to which a single copy of such documents was delivered. Any stockholder who would like to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to David R. Brickman, Senior Vice President, General Counsel and Secretary, at our principal executive offices, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 or by calling (972) 770-5600. Beneficial owners sharing an address who receive multiple copies of proxy materials and annual reports and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Date for Receipt of Stockholder Proposals

Stockholder proposals to be included in the proxy statement for the 2020 annual meeting of our stockholders must be received by us at our principal executive offices on or before December 10, 2019 for inclusion in the proxy statement relating to that meeting.

Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), establishes an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board, to be proposed at an annual meeting of our stockholders. Notice of a stockholder proposal or a director nomination to be brought at an annual meeting of our stockholders must be delivered to, or mailed and received at, our principal executive offices not less than 60 but not more than 90 days before the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the notice must be delivered or received no later than the close of business on the tenth day following the earlier of (1) the day on which such notice of the date of meeting was mailed or (2) the day on which such public disclosure was made. The notice of a stockholder proposal or a director nomination must also contain specified information and conform to certain requirements set forth in our Certificate of Incorporation. The chairman of the meeting may disregard the introduction of any such proposal or nomination if it is not made in compliance with the foregoing procedures or the applicable provisions of our Certificate of Incorporation.

Quorum and Voting

The record date for the determination of our stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 27, 2019. At such time, there were 31,123,467 shares of our common stock issued and outstanding.

Each holder of our common stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither our Certificate of Incorporation nor our Second Amended and Restated Bylaws (the “Bylaws”) allows for cumulative voting rights. Each proposal is tabulated separately. The holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, a majority of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting, from time to time, without notice or other announcement at the Annual Meeting until a quorum is present or represented.

Pursuant to our Bylaws, assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, at the Annual Meeting is required to (i) ratify the appointment of the independent auditors; and (ii) approve, on an advisory basis, the Company’s executive compensation. Abstentions and “broker non-votes”

(as described below) will not be counted as votes cast “FOR” such proposals, but may be treated as votes “AGAINST” such proposals. With respect to an uncontested election of directors, assuming the presence of a quorum, each director nominee will be elected to the Board if the number of shares voted “FOR” the election of such director nominee exceeds the number of shares voted “WITHHOLD” for such director nominee (with abstentions and broker non-votes not counted as votes cast either “FOR” or “WITHHOLD” for such director nominee’s election).

Pursuant to rules of the New York Stock Exchange (“NYSE”), assuming the presence of a quorum, the approval of the Capital Senior Living Corporation 2019 Omnibus Stock and Incentive Plan (the “2019 Stock and Incentive Plan”), requires the affirmative vote of a majority of the votes cast on the proposal. In accordance with NYSE rules, abstentions will be counted as votes cast on this proposal but broker non-votes will not be counted as votes cast on this proposal.

The Board of Directors unanimously recommends that you vote (1) “FOR” the election of each director nominee named in this proxy statement, (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019, (3) “FOR” the approval, on an advisory basis, of the Company’s executive compensation, and (4) “FOR” the approval of the 2019 Stock and Incentive Plan. The Board of Directors also recommends that you vote “FOR” the ability of the proxy holders to vote the proxy in their discretion with respect to any other matters that properly come before the Annual Meeting.

If you hold shares registered directly in your name and you sign and return a proxy card without giving specific voting instructions, the persons named as proxy holders will vote your proxy (1) in favor of the election of each director nominee named in this proxy statement, (2) in favor of the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019, (3) in favor of the approval, on an advisory basis, of the Company’s executive compensation, (4) in favor of the approval of the 2019 Stock and Incentive Plan and (5) as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

If you hold shares in “street name” and do not submit specific voting instructions to your broker, bank or other nominee, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered to be routine under the rules of the New York Stock Exchange (“NYSE”), and in the absence of voting instructions, your broker, bank or other nominee may vote the shares it holds in street name on such items. On non-discretionary items for which you do not submit specific voting instructions to your broker, bank, or other nominee, the shares will be treated as “broker non-votes.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019 (Proposal 2) is considered to be routine, and therefore, may be voted upon by your broker, bank or other nominee if you do not provide instructions to such broker, bank or other nominee. However, pursuant to the NYSE’s rules, brokers, banks or other nominees will not have discretion to vote your shares on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and the proposal to approve the 2019 Stock and Incentive Plan (Proposal 4), as such proposals are considered to be “non-routine” items. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

Requests for Written Copies of Annual Report

We will provide, without charge, a copy of our annual report upon the written request of any registered or beneficial owner of our common stock entitled to vote at the Annual Meeting. Requests should be made by mailing David R. Brickman, Senior Vice President, General Counsel and Secretary, at our principal executive offices, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 or by calling (972) 770-5600. The Securities and Exchange Commission (the “SEC”) also maintains a website at www.sec.gov which contains reports, proxy statements and other information regarding registrants, including us.

Forward-Looking Statements

Certain information contained in this proxy statement constitutes “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Examples of forward-looking statements, include, without limitation, those relating to the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures, interest costs, insurance availability and contingent liabilities. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to, the Company’s ability to generate sufficient cash flow to satisfy its debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 27, 2019 by: (i) each person known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our directors and director nominees; (iii) each of our “named executive officers” set forth in the Summary Compensation Table below; and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, the address of each person listed below is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner	Number	Percent of Class
5% or More Stockholder
Arbiter Partners Capital Management LLC(3)	4,490,769	14.43%
First Manhattan Co.(4)	1,623,225	5.21%
BlackRock, Inc.(5)	2,365,854	7.6%
Cove Street Capital, LLC(6)	3,264,584	10.49%
Coliseum Capital Management, LLC(7)	1,858,544	6.0%
Seymour Pluchenik(8)	2,939,490	9.4%
Named Executive Officers and Directors
Paul J. Isaac(3)(9)	4,520,924	14.53%
Lawrence A. Cohen	848,517	2.73%
Kimberly S. Lody(10)	261,814	*
Carey P. Hendrickson(11)	257,240	*
David R. Brickman(12)	252,700	*
Brett D. Lee	10,297	*
Philip A. Brooks(13)	67,133	*
Jill M. Krueger(14)	65,725	*
Jeremy D. Falke(15)	14,489	*
Ronald A. Malone(16)	54,325	*
Michael W. Reid(17)	48,325	*
E. Rodney Hornbake(18)	47,225	*
Ed A. Grier(19)	24,265	*
Ross B. Levin(20)	26,981	*
Steven T. Plochocki	—	*
All directors and executive officers as a group (20 persons)(21)	5,790,573	18.6%

*	Less than one percent.

(1)

Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days (rounded to the nearest tenth of a percent).

(2)	The percentages indicated are based on 31,123,467 shares of our common stock issued and outstanding on March 27, 2019.

(3)

The address of Arbiter Partners Capital Management LLC (“Arbiter Partners”) and Mr. Isaac is 530 Fifth Avenue, 20th Floor, New York, NY 10036. Arbiter Partners and Paul J. Isaac share voting power and share dispositive power with respect to all of the reported shares. Information relating to Arbiter Partners and Mr. Isaac is based on a Schedule 13D filed with the SEC on March 10, 2017.

Arbiter Partners is a registered investment adviser that manages and/or administers Arbiter Partners QP LP, an affiliated investment fund (“APQ”), and various accounts, including Isaac Brothers, LLC, Nana Associates LLC and 9 Interlaken Partners LLC (collectively, the “Family Accounts”), which are accounts for the benefit of the family of Paul J. Isaac. Mr. Isaac controls Arbiter Partners. Mr. Isaac is the manager of the Family Accounts and part owner of Isaac Brothers, LLC. By reason of its position as investment adviser to APQ and as manager and/or administrator of the Family Accounts, Arbiter Partners may be deemed to possess the power to vote and dispose of the shares held by APQ and in the Accounts. By reason of his responsibility for the supervision and conduct of all investment activities of Arbiter Partners, Mr. Isaac may be deemed to possess the power to vote and dispose of the shares beneficially owned by Arbiter Partners. Mr. Isaac disclaims beneficial ownership of these securities for all purposes of Section 16 of the Securities Exchange Act of 1934, as amended, except to the extent of his pecuniary interest therein.

(4)

The address of First Manhattan Co. (“First Manhattan”) is 399 Park Avenue, New York, NY 10022. First Manhattan has (i) the sole voting power with respect to 106,500 of the reported shares, (ii) the sole dispositive power with respect to 106,500 of the reported shares, (iii) shared voting power with respect to 1,354,810 of the reported shares and (iv) shared dispositive power with respect to 1,516,725 of the reported shares. Information relating to this reporting stockholder is based on a Schedule 13G/A filed with the SEC on February 11, 2019.

(5)

The address of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, NY 10055. BlackRock has (i) the sole voting power with respect to 2,292,387 of the reported shares, (ii) the sole dispositive power with respect to all of the reported shares and (iii) no shared voting power and no shared dispositive power with respect to any of the reported shares. Information relating to this reporting stockholder is based on a Schedule 13G/A filed with the SEC on February 4, 2019.

(6)

The address of Cove Street Capital, LLC (“Cove Street”) is 2101 East El Segundo Boulevard, Suite 302, El Segundo, California 90245. Shares reported on this line represent shares that may be deemed to be beneficially owned by Cove Street and Jeffrey Bronchick, as a member of Cove Street. Based solely on a Schedule 13D/A filed on March 12, 2019, (i) Cove Street has sole voting and dispositive power with respect to none of the reported shares, has shared voting power with respect to 2,951,684 shares and shared dispositive power with respect to 3,264,584 shares and (ii) Mr. Bronchick has sole voting and dispositive power with respect to 15,000 shares, shared voting power with respect to 2,951,684 shares and shared dispositive power with respect to 3,264,584 shares. Mr. Bronchick may be deemed to beneficially own 3,279,584 shares, or approximately 10.53% of our outstanding shares.

(7)

The address of the reporting persons reported on this line is 105 Rowayton Avenue, Rowayton, CT 06853. Shares reported on this line represent shares that may be deemed to be beneficially owned by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray and Christopher Shackelton. Based solely on a Schedule 13D filed on December 28, 2018, (i) Coliseum Capital Management, LLC, Adam Gray and Christopher Shackelton have the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 1,858,544 shares and (ii) Coliseum Capital, LLC and Coliseum Capital Partners, L.P. have sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 1,347,466 shares.

(8)

The address of the reporting persons reported on this line is c/o GF Investments, 810 Seventh Avenue, 28th Floor, New York, NY 10019. Shares reported on this line represent shares that may be deemed to be beneficially owned by Seymour Pluchenik, Sam Levinson, Simon Glick, Silk Partners, LP (“Silk”); Siget, LLC (“Siget”); Siget NY Partners, L.P. (“Siget NY”); 1271 Associates, LLC (“1271 Associates”); and PF Investors, LLC (“PF Investors”). Mr. Levinson is the chief investment officer of Siget NY. Siget NY is the investment manager of and makes investment decisions for Silk. 1271 Associates is the General Partner of Siget NY. Messrs. Glick and Pluchenik are the managing members of 1271 Associates. Siget is the General Partner of Silk. Messrs. Glick and Pluchenik are the managing members of Siget. By virtue of these relationships, each of Siget NY, 1271 Associates, Siget and Messrs. Levinson, Glick and Pluchenik may be deemed to beneficially own the shares owned directly by Silk. Mr. Pluchenik is the manager of PF Investors. By virtue of this relationship, Mr. Pluchenik may be deemed to beneficially own the shares of Common Stock owned directly by PF Investors. Based solely on a Schedule 13D/A filed on October 9, 2018, (i) Seymour Pluchenik has the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 2,939,490 shares, (ii) Sam Levinson, Simon Glick, Siget, Siget NY and 1271 Associates have the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 2,685,714 shares, (iii) Silk has the sole voting and dispositive power with respect to 2,685,714 shares and shared voting and dispositive power with respect to none of the shares and (iv) PF Investors has the sole voting and dispositive power with respect to 253,776 shares and shared voting and dispositive power with respect to none of the shares.

(9)

Consists of 58,554 shares held by Mr. Isaac and 11,226 unvested shares of restricted stock. This amount also includes (i) 4,337,325 shares beneficially owned by Arbiter Partners which is controlled by Mr. Isaac, (ii) 66,819 shares beneficially owned by Isaac Brothers, LLC for which Mr. Isaac is the manager and part owner, (iii) 20,000 shares beneficially owned by 9 Interlaken Partners LLC for which Mr. Isaac is the manager and (iv) 27,000 shares beneficially owned by Mr. Isaac’s spouse. Mr. Isaac disclaims beneficial ownership of the shares described in the foregoing clauses (i) through (iv), expect to the extent of his pecuniary interest therein.

(10)

Consists of 29,729 shares held by Ms. Lody directly and 232,085 invested shares of restricted stock (147,239 of which are subject to the Company’s achievement of certain performance targets). Does not include 147,239 shares underlying options that do not vest within 60 days.

(11)	Consists of 123,735 shares held by Mr. Hendrickson directly and 133,505 unvested shares of restricted stock (86,451 of which are subject to the Company’s achievement of certain performance targets).

(12)	Consists of 142,589 shares held by Mr. Brickman directly and 110,111 unvested shares of restricted stock (71,303 of which are subject to the Company’s achievement of certain performance targets).

(13)	Consists of 49,637 shares held by Mr. Brooks directly, 11,226 unvested shares of restricted stock and 6,270 shares held by the Philip A. Brooks Revocable Trust

(14)	Consists of 54,499 shares held by Ms. Krueger directly and 11,226 unvested shares of restricted stock.

(15)	Consists of 4,848 shares held by Mr. Falke directly and 9,641 unvested shares of restricted stock.

(16)	Consists of 43,099 shares held by Mr. Malone directly and 11,226 unvested shares of restricted stock.

(17)	Consists of 37,099 shares held by Mr. Reid directly and 11,226 unvested shares of restricted stock.

(18)	Consists of 35,999 shares held by Dr. Hornbake directly and 11,226 unvested shares of restricted stock.

(19)	Consists of 13,039 shares held by Mr. Grier directly and 11,226 unvested shares of restricted stock.

(20)	Consists of 15,755 shares held by Mr. Levin directly and 11,226 unvested shares of restricted stock.

(21)

Includes 5,174,752 shares held directly or indirectly by the executive officers and directors of the Company and 615,821 unvested shares of restricted stock (304,993 of which are subject to the Company’s achievement of certain performance targets).

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees and Continuing Directors

Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of each of the following nominees as a member of the Board of Directors, each to hold office until the annual meeting of our stockholders to be held in 2022 and until his or her successor is duly qualified and elected or until his or her earlier resignation or removal. Messrs. Brooks and Grier are presently members of the Board of Directors. Mr. Ronald Malone, whose term will expire at the Annual Meeting, stated his willingness to stand for re-election but indicated his preference not to serve for another term, and following discussions, the Board nominated Mr. Steven T. Plochocki to stand for election in the seat held by Mr. Malone.

Name	Age	Position(s)	Director’s Term Expires
Nominees:
Philip A. Brooks	60	Director	2019
Ed A. Grier	64	Director	2019
Steven T. Plochocki	67	Not currently a member of the Board	—
Continuing Directors:
E. Rodney Hornbake	68	Director	2020
Kimberly S. Lody	53	Chief Executive Officer, President and Director	2020
Jill M. Krueger	59	Director	2021
Michael W. Reid	65	Director	2021
Paul J. Isaac	68	Director	2021
Ross B. Levin	35	Director	2021

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for Three-Year Terms Expiring at the 2022 Annual Meeting:

Philip A. Brooks has been a director since 2010. Mr. Brooks has more than 30 years of experience as a financier and investor, credit manager, and product/policy analyst. With extended focus on seniors housing and healthcare, he has provided $5 billion of operating and property capital for this sector. He is a principal investor and managing partner in Select Living, LLC, which acquires properties to develop to special market dynamics. He is a portfolio advisor to NRV, a venture capital firm funding early stage growth companies in Virginia. Previously, Mr. Brooks served as a Senior Vice President, Loan Production for Walker & Dunlop, LLC, a NYSE-listed provider of financial services for owners and developers of commercial real estate throughout the United States. Prior to Walker & Dunlop, LLC, from February 2011, Mr. Brooks served as Senior Vice President, Loan Production for CWCapital, LLC, a mortgage finance company, which was acquired by Walker & Dunlop, LLC in September 2012. From 1996 to October 2010, Mr. Brooks served in various senior executive positions with Berkadia Commercial Mortgage, LLC, a national mortgage bank, which was previously known as Capmark Finance Inc. and GMAC Commercial Mortgage. He was a founding member of the American Seniors Housing Association, a leading trade association promoting seniors housing, and was on the Board of Directors of the National Investment Center for the Seniors Housing & Care Industry, a leading trade association promoting the industry to the capital markets. On October 25, 2009, Capmark Financial Group Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Brooks also serves a director of the Virginia Council on Economic Education and the Virginia Community Development Corporation.

Ed A. Grier has been a director since 2016. Mr. Grier has been the Dean of the Virginia Commonwealth University (“VCU”) School of Business since March 2010. Prior to joining VCU, Mr. Grier spent approximately 29 years with the Walt Disney Company (“Disney”) beginning in 1981. He served as the President of the Disneyland Resort from 2006 until 2010 and held various senior financial and operational roles during his career with Disney. Mr. Grier serves as a director of NVR, Inc., a NYSE-listed residential homebuilding company which operates in two business segments: homebuilding and mortgage banking (“NVR”), and as a member of the audit committee of NVR’s board of directors. He is also a director of the Middleburg Trust Company, a provider of wealth management services and a division of Access National Corp. (NADAQ: ANCX), and a director of Witt/Kieffer, an executive search firm. In addition, Mr. Grier serves on the boards of the Greater Richmond Chamber of Commerce, The Colonial Williamsburg Foundation and ChildFund International and serves as a trustee for Brandman University. Mr. Grier is also a Certified Public Accountant.

Steven T. Plochocki is nominated for election as a new director to the Board. Mr. Plochocki previously served as Director and Chief Executive Officer of Quality Systems, Inc. (now NextGen Healthcare, Inc., NASDAQ: NXGN) from August 16, 2008, and also as its President from January 25, 2012, until his retirement in June 2015. From February 2007 to May 2008, he served as Chairman and Chief Executive Officer of Omniflight Helicopters, Inc., a Dallas-based air medical services company. From October 2006 to February 2007, Mr. Plochocki was a private healthcare investor. He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider, from October 2004 through October 2006. Prior to joining Trinity Hospice, Mr. Plochocki was Chief Executive Officer of InSight Health Services Corp., a national provider of diagnostic imaging services, from November 1999 to August 2004. Prior to joining InSight Health Services Corp., he was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry, and Mr. Plochocki had previously held other senior level positions with healthcare industry firms. Mr. Plochocki holds a B.A. in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University.

Directors Continuing in Office Until the 2020 Annual Meeting:

E. Rodney Hornbake, M.D. has been a director since 2011. Dr. Hornbake is currently a consultant to various hospitals, medical groups and law firms across the country. Dr. Hornbake has served as the Medical Director of the Wheeler Clinic, a multisite provider of medical and other services in Connecticut. Dr. Hornbake formerly served as the Managing Partner of Essex Internal Medicine, a private practice of internal medicine and geriatrics, that he formed in 2002. Dr. Hornbake served as Senior Vice President and Chief Medical Officer of Gentiva from March 2000 to April 2002. Gentiva was spun-off from Olsten Corporation, a staffing services company, that Dr. Hornbake joined as part of its management team in 1999. Dr. Hornbake also served as Medical Director of Care Centrix, a home care benefits management company, from November 1999 until 2002, and he continued to serve in a consulting role to Care Centrix from 2002 to 2010. Dr. Hornbake previously served as Vice President and Medical Director of the North Shore-LIJ Health System in New York from 1996 to 1999, as Chief Medical Officer for Aetna Professional Management Corporation from 1994 to 1996, and as Chief of Medicine for the Park Medical Group/Park Ridge Health System in New York from 1993 to 1994. Dr. Hornbake served as Clinical Assistant Professor of Medicine at the University of Connecticut from August 2002 to 2010 and as an Associate Professor (Adjunct) of Hofstra University from 1998 to 2004. Dr. Hornbake served on the board of Equity Health Partners, a privately-held start-up technology company, from 2008 until 2012, and he served on the Commission on Office Laboratory Accreditation for ten years, including two years as its Chairman.

Kimberly S. Lody has been a director since 2014. Prior to her employment on January 7, 2019 as Chief Executive Officer and President of the Company, Ms. Lody served as North America President and Senior Vice President of GN Hearing, a global manufacturer of hearing instruments and hearing protection devices, beginning in 2011. Ms. Lody led the strategic direction and daily execution of GN Hearing in North America while providing a portfolio of products and services to hearing healthcare professionals and their patients. Under Ms. Lody’s leadership, the North American business of GN Hearing experienced substantial growth in both revenue and profitability. Ms. Lody has over 25 years of senior management experience in a variety of clinical and commercial health care settings, including health insurance, durable medical equipment, home healthcare, infusion therapy, respiratory therapy, specialty pharmaceuticals, and medical devices. Ms. Lody’s primary focus and expertise has been in developing and executing strategic growth initiatives, including business development, revenue cycle enhancement, sales performance management, M&A activities, and branding and communications. Ms. Lody received a Master of Business Administration degree from Wake Forest University and a Bachelor of Arts degree in business administration from Hiram College. She is Vice-Chairman of the board of the Hearing Industries Association, and serves as an advisor to Salus University’s Osborne College of Audiology.

Directors Continuing in Office Until the 2021 Annual Meeting:

Jill M. Krueger has been a director since 2004. She is the founding President and Chief Executive Officer of Symbria, Inc., and its affiliates, a leading national developer and provider of innovative, outcome-driven programs established in 1995 that enhance the lives of the geriatric population. Under Ms. Krueger’s leadership, Symbria has grown from $300,000 in revenue to more than $130 million with a workforce of nearly 2,000 employees. In 2015, she led Symbria’s transition to an Employee Stock Ownership Plan (ESOP) company. She also serves on the Board of Directors of Fifth Third Bank — Illinois Affiliate, is a member of the Board of the Senior Care Pharmacy Coalition, and is a member of the Board of Directors and Steering Committee of the American Board of Post-Acute and Long-Term Care Medicine. Before she joined Symbria, Ms. Krueger was a partner at KPMG LLP responsible for overseeing the firm’s national Long-Term Care and Retirement Housing Practice. She served as a public commissioner for the Continuing Care Accreditation Commission and as a member of its financial advisory board. Ms. Krueger is a Certified Public Accountant and a Certified Management Accountant.

Michael W. Reid has been a director since October 2009 and has served as Chairman of the Board since 2016. Mr. Reid serves as managing partner at HSP Real Estate Group, a real estate investment and management company that manages 4 million square feet in Midtown Manhattan and recently purchased an office building in Chelsea North with AIG. Mr. Reid is also a member of the Board of Directors and the Chairman of the Audit Committee of Inland Residential Properties Trust, Inc., a real estate investment trust formed in December 2013 to acquire multifamily properties located in metropolitan areas throughout the United States. Mr. Reid has nearly 35 years of investment banking and real estate experience, including heading Lehman Brothers REIT equity practice for nine years (from 1992 to 2001) as Managing Director in the Global Real Estate Department. In that capacity, he was responsible for developing and implementing the business strategy for its REIT equity underwriting business. Mr. Reid also served as Chief Operating Officer at SL Green Realty Corp. from 2001-2004, where some of his responsibilities included strategic planning, finance and reporting, capital markets, operations and budgeting for a $4 billion publicly-traded REIT. From 2004-2006, he served as President of Ophir Energy Corp., a company that invested in oil and gas production in Oklahoma. From 2006-2008, he served as Chief Operating Officer of Twining Properties, a real estate company specializing in high rise development in Cambridge, Massachusetts. Mr. Reid holds a Bachelor of Arts and Master of Divinity, both from Yale University.

Paul J. Isaac has been a director since March 2017. Mr. Isaac is the founder and CEO of Arbiter Partners Capital Management LLC. Mr. Isaac has been actively investing on behalf of himself and others for over forty years. Prior to founding Arbiter Partners, Mr. Isaac managed equity and debt portfolios directly; researched and employed outside managers; analyzed and invested in alternative strategies; and provided investment strategy consulting to investors. He also has a broad range of sell side experience, including eighteen years of managerial experience in the securities industry, spent at Mabon, Nugent & Co. and its successor firms. During that time, he developed and ran the firm’s training program as well as managed the firm’s municipal, government, mortgage-backed and high yield bond departments. He served as Chief Economist and chaired the firm’s commitments and credit committees. During his time at Mabon, Mr. Isaac also spent a time as Chairman of the Securities Industry Association Capital Rules Committee. Mr. Isaac currently serves as a director of Irex Corporation (North Lime Holdings). Mr. Isaac is Treasurer, Trustee and a member of the Executive Committee for PEF Israel Endowment Funds Inc. and a board member of the American Jewish Historical Society. Mr. Isaac graduated from Williams College with Highest Honors in Political Economy and was a Thomas J. Watson Foundation Fellow.

Ross B. Levin has been a director since March 2017. Mr. Levan, CFA, is the Director of Research for Arbiter Partners Capital Management LLC and a principal in the firm. Mr. Levin serves on the board of directors of Stereotaxis Inc. Mr. Levin is a former board member of Mood Media Corporation, American Community Properties Trust and Presidential Life Corporation. Mr. Levin is also chairman of the board of directors of Constructive Partnerships Unlimited, a nonprofit organization providing services and programs for people with developmental disabilities, and former vice chairman of the board of the Cerebral Palsy Associations of New York State. Mr. Levin is a member of the New York Society of Securities Analysts and a CFA charter holder. Mr. Levin holds a Bachelor of Science degree in Management with a concentration in Finance from the A.B. Freeman School of Business at Tulane University and has completed the Investment Decisions and Behavioral Finance program at the John F. Kennedy School of Government at Harvard University.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) focused primarily on the information discussed in each of the Directors’ individual biographies set forth above. In particular, with respect to Mr. Brooks, the Board considered his extensive experience in the senior living industry and strong background in senior housing financing. With regard to Mr. Grier, the Board considered his operational expertise from operating a multi-billion dollar business for Disney, his brand marketing and customer-experience expertise obtained while managing one of the world’s most recognized brands and his financial expertise. With respect to Mr. Plochocki, the Board considered his significant management experience in the healthcare industry. With regard to Dr. Hornbake, the Board considered his position as a practicing physician specializing in geriatrics, his strong understanding of emerging needs of the aging population, his service as Chief Medical Officer for a large health services organization, and his involvement in public policy as it affects seniors. With regard to Ms. Lody, the Board considered her executive level experiences in marketing services and products to seniors as well as successfully managing, growing and branding companies within the healthcare industry. With respect to Ms. Krueger, the Board considered her significant experience, expertise and background with regard to accounting matters, which includes specialization in health care, and rehabilitative and wellness services for elderly persons. With regard to Mr. Reid, the Board considered his nearly 37 years of experience in investment banking and real estate, including heading Lehman Brothers REIT equity practice for nine years as Managing Director in the Global Real Estate Department, and his senior level public company experiences, which experiences will help the Company identify and capitalize on opportunities to build its business as well as bring fresh insights that will benefit both the Board and the Company. With regard to Mr. Isaac and Mr. Levin, the Board considered their backgrounds as accomplished investors who would complement the extensive expertise and talent of the existing Board members and who could bring an important perspective of a large stockholder.

The Board does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director, or be unable to serve as a director. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board.

There are no family relationships among any of our directors, director nominees or executive officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the individuals nominated for election as a director.

BOARD OF DIRECTORS AND COMMITTEES

General

Our Board of Directors currently consists of nine directors and is expected to consist of nine directors following the Annual Meeting. The Board has determined that Ed A. Grier, Philip A. Brooks, Dr. E. Rodney Hornbake, Jill M. Krueger, Ronald A. Malone, Michael W. Reid, Paul J. Isaac and Ross B. Levin, each an existing director, and Steven T. Plochocki, our new director nominee, are “independent” within the meaning of the corporate governance rules of the NYSE and no such individual has any relationship with us, except as a director, stockholder and/or director nominee, as applicable. In addition, we have adopted a Director Independence Policy, as described in greater detail below under the heading “Director Independence Policy,” which establishes guidelines for the Board to follow in making the determination as to which of our directors is “independent.” Our Director Independence Policy is available on our website at http://www.capitalsenior.com in the Investor Relations section and is available in print to any stockholder who requests it. The Board has determined that Messrs. Grier, Brooks, Hornbake, Malone, Reid, Isaac and Levin and Ms. Krueger, each an existing director, and Steven T. Plochocki, our new director nominee, are “independent” in accordance with our Director Independence Policy.

During 2018, the Board held nine board meetings, including regularly scheduled and special meetings, and took action by written consent on three occasions. During 2018, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. Under our Corporate Governance Guidelines, each of our directors is expected to attend all meetings of the Board, the annual stockholders meeting and meetings of the committees of the Board on which they serve. Each of our incumbent directors attended our 2018 annual meeting of stockholders. Our independent directors meet in executive sessions without any management directors, and Mr. Reid, the independent Chairman of the Board, presided over these meetings during 2018.

Advance Resignation Policy

Under our Corporate Governance Guidelines, for uncontested director elections, as a condition to nomination by the Board of an incumbent director, such nominee must submit an irrevocable resignation to the Board. Any such nominee who receives a greater number of votes “withholding authority” for or “against” such nominee’s election than votes “for” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “withhold authority” for or “against” such nominee’s election), and who remains on the Board as a holdover director, will have his or her irrevocable resignation considered by the Nominating and Corporate Governance Committee. Following the certification of the voting results in an uncontested election of directors, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to the treatment of any such nominee that did not receive the requisite majority vote, including whether to accept or reject any such tendered resignation. Thereafter, the Board will determine whether to accept the Nominating and Corporate Governance Committee’s recommendation. If such nominee’s resignation is accepted by the Board, then such director will immediately cease to be a member of the Board upon the date of such acceptance.

Director Independence Policy

The Board undertakes an annual review of the independence of all non-management directors. In advance of the meeting at which this review occurs, each non-management director is asked to provide the Board with full information regarding the director’s business and other relationships with us in order to enable the Board to evaluate the director’s independence. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, us, whether or not such business relationships are described above.

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us. The following guidelines are considered in making this determination:

•

a director who is, or has been within the last three years, employed by us, or whose immediate family member is, or has been within the last three years, one of our executive officers, is not “independent”;

•

a director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent”;

•

a director (a) who is or whose immediate family member is a current partner of a firm that is our internal or external auditor, (b) who is a current employee of such a firm, (c) whose immediately family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) who is, or whose immediate family member was within the last three years (but is no longer), a partner or employee of such a firm and personally worked on our audit within that time, is not “independent”;

•

a director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that other company’s compensation committee, is not “independent”;

•

a director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent”;

•

a director who serves as an executive officer, or whose immediate family member serves as an executive officer, of a tax exempt organization that, within the preceding three years, received contributions from us, in any single fiscal year, of an amount equal to the greater of $1 million or 2% of such organization’s consolidated gross revenue, is not “independent”; and

•

a director who has a beneficial ownership interest of 10% or more in a company which has received remuneration from us in any single fiscal year in an amount equal to the greater of $1 million or 2% of such company’s consolidated gross revenue is not “independent” until three years after falling below such threshold.

In addition, members of the Compensation Committee must not have any relationship or affiliation with us that would materially affect the director’s ability to be independent from management as a Compensation Committee member and must otherwise be “independent” under our Director Independence Policy. Members of the Audit Committee may not accept any consulting, advisory or other compensatory fee from us or any of our subsidiaries or affiliates other than directors’ compensation.

The terms “us,” “we” and “our” refer to Capital Senior Living Corporation and any direct or indirect subsidiary of Capital Senior Living Corporation, which is part of the consolidated group. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

Committees

Committees of the Board include the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Brooks, Grier and Levin and Ms. Krueger, each of whom is “independent” as defined by the listing standards of the NYSE in effect as of the date of this proxy statement. In addition, Mr. Reid served on the Audit Committee until May 10, 2018.

The Board has determined that Ms. Krueger, the chair of our Audit Committee, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Board has adopted an amended and restated Audit Committee Charter, which is available on our website at http://www.capitalsenior.com in the Investor Relations section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Audit Committee:

•	oversees our financial reporting process and internal control system;

•	appoints, replaces, provides for compensation of and oversees our independent accountants;

•	provides an open avenue of communication among our independent accountants, senior management and the Board; and

•	conducts an annual review of the adequacy of its charter and recommends any proposed changes to the Board for its approval.

During 2018, the Audit Committee held six meetings, including regularly scheduled and special meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Malone (chair), Brooks and Hornbake, each of whom is “independent” as defined by the listing standards of the NYSE in effect as of the date of this proxy statement. Ms. Lody served on the Nominating and Corporate Governance Committee during Fiscal 2018 and early Fiscal 2019 until her appointment as President and CEO of the Company. The Board has adopted an amended and restated Nominating and Corporate Governance Committee Charter, which is available on our website at http://www.capitalsenior.com in the Investor Relations section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Nominating and Corporate Governance Committee:

•	identifies individuals qualified to become directors;

•	recommends director nominees to the Board;

•	develops, and recommends for Board’s approval, our Corporate Governance Guidelines;

•	reviews with management and assists and advises the Board with respect to resident care and services;

•	oversees the evaluation of the Board and management; and

•	conducts an annual review of the adequacy of its charter and recommends any proposed changes to the Board for its approval.

During 2018, the Nominating and Corporate Governance Committee held three meetings, including regularly scheduled and special meetings.

Compensation Committee

The Compensation Committee consists of Messrs. Grier (chair), Malone, Isaac and Reid and Ms. Krueger, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange in effect as of the date of this proxy statement. Ms. Lody served on the Compensation Committee during Fiscal 2018 and early Fiscal 2019 until her appointment as President and CEO of the Company. The Board has adopted an amended and restated Compensation Committee Charter, which is available on our website at

http://www.capitalsenior.com in the Investor Relations section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Compensation Committee’s responsibilities include, among other things, the responsibility to:

•

review and approve, on an annual basis, the corporate goals and objectives, and any amendments to those goals and objectives, relevant to the compensation of our Chief Executive Officer and our other executive officers, evaluate each such individual’s performance in light of such objectives and, either as a committee or together with other independent directors (as directed by the Board), determine and approve the compensation for each such individual based on such evaluation (including base salary, bonus, incentive and equity compensation);

•	review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices;

•	review our compensation, incentive compensation and equity-based plans and recommend, from time to time, changes in such compensation levels and practices to the Board;

•

review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement, annual report on Form 10-K or information statement, as applicable, and make a recommendation as to whether it should be included therein;

•	conduct an annual review of the adequacy of its charter and recommend any proposed changes to the Board for its approval; and

•	perform any other activities consistent with our Certificate of Incorporation, Bylaws and governing law as the Compensation Committee or the Board deems appropriate.

During 2018, the Compensation Committee held nine meetings, including regularly scheduled and special meetings, and took action by written consent on two occasions.

The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis — Process for Determining Executive Compensation” beginning on page 25 of this proxy statement.

In fulfilling its responsibilities and duties with respect to the compensation of our directors, the Compensation Committee periodically reviews the compensation paid to the non-employee directors of the companies in our peer group, and may recommend to the Board adjustments to our director compensation levels and practices so as to remain competitive with the companies in our peer group.

Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. From time to time, the Compensation Committee has engaged third parties to compile statistical information with respect to the executive compensation practices of other comparable public companies and has retained independent compensation consultants to review the Company’s compensation arrangements for certain of its named executive officers and its independent directors. As described in greater detail in “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Role of the Compensation Consultant,” the Compensation Committee engaged Meridian Compensation Partners, LLC (the “Compensation Consultant” or “Meridian”) to review the Company’s 2018 compensation arrangements for certain of its named executive officers and its independent directors, respectively, including an analysis of both the competitive market and the design of the compensation arrangements. As part of its reports to the Compensation Committee, the Compensation Consultant evaluated the compensation arrangements of both our self-selected peer group companies and a broader group of industry peer companies selected by the Compensation Consultant, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer, Executive Vice President and Chief Operating

Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President, General Counsel and Secretary and our independent directors. The fees payable by the Company to Meridian for their services as of December 31, 2018 was approximately $186,000. The Compensation Committee evaluated the independence of Meridian and concluded that Meridian was independent and presented no conflict of interest.

Board Oversight Committee

In Fiscal 2018, the Board formed a Board Oversight Committee of independent directors, consisting of Kimberly Lody, Ronald Malone and Michael Reid. The primary function of the Board Oversight Committee was to oversee the management and operations of the Company during the transition period following the announcement of the retirement of Lawrence Cohen and until a successor was named and employed by the Company. The committee disbanded once Ms. Lody was named as the Chief Executive Officer of the Company.

Search Committee

Following the announcement of Mr. Cohen’s resignation, the Board formed a Search Committee of independent directors, consisting of Ms. Krueger and Messrs. Malone, Reid, and Grier, to coordinate a search for Mr. Cohen’s successor. The Search Committee held four meetings during Fiscal 2018.

Board of Director’s Leadership Structure

In 2010, our Board separated the roles of Chairman of the Board and Chief Executive Officer by electing a non-executive, independent director as Chairman of the Board. Since 2016, Mr. Reid has served as non-executive Chairman of the Board. The separation of the roles was implemented to allow our Chief Executive Officer to continue to focus his or her efforts on the successful management of the Company while allowing our independent Chairman to focus his efforts on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company’s long-term strategic plans, (2) working with Company management to ensure the Board continues to receive timely and adequate information, (3) coordinating activities of the committees of the Board, and (4) ensuring effective stakeholder communications. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Director’s Role in Risk Oversight

Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Audit Committee has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic reviews of risk management, in addition to its other duties. In this role, the Audit Committee receives information from management and other advisors, and strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

In addition, the Nominating and Corporate Governance Committee is responsible under its charter for reviewing with management and assisting and advising the Board with respect to resident care and services. This risk management and risk assessment includes management compliance with regulatory requirements related to resident care and services and other related matters, including meeting the Company’s expectations for providing quality care and services to its residents.

Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through the Audit Committee’s discussions with the full Board and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board and Audit Committee periodically ask the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

Director Nominations

The Nominating and Corporate Governance Committee is responsible under its charter for identifying and recommending qualified candidates for election to the Board. In addition, stockholders who would like to recommend a candidate for election to the Board may submit the recommendation to the chairman of the Nominating and Corporate Governance Committee, in care of David R. Brickman, our Senior Vice President, General Counsel and Secretary. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by November 15, 2019 for consideration by the Nominating and Corporate Governance Committee for the 2020 annual meeting of our stockholders.

Although the Nominating and Corporate Governance Committee is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience.

The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board in order to be considered for nomination by the Nominating and Corporate Governance Committee. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors that the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy in place for the director nomination process, an important factor in the Nominating and Corporate Governance Committee’s consideration and assessment of a candidate is the diversity of the candidate’s viewpoints, professional experience, education and skill set. The Nominating and Corporate Governance Committee does not pay a fee to any third party for the identification of candidates, but it has paid fees in the past to third parties for background checks on candidates.

With respect to this year’s nominees for director, Messrs. Brooks and Grier currently serve as directors of the Company and Mr. Steven T. Plochocki is a new director nominee.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics governing all of our employees, including our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and corporate controller. A copy of this Code of Business Conduct and Ethics is available in the “Corporate Governance Documents” section of the “Investor Relations” section of our website at www.capitalsenior.com. We intend to make all required disclosures concerning any amendments to, or waivers from, this Code of Business Conduct and Ethics on our website.

Website

Our Internet website, www.capitalsenior.com, contains an Investor Relations section, which provides links to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, SEC stock ownership reports, amendments to those reports and filings, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Director Independence Policy and charters of the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee of the Board. These documents are available in print, free of charge, to any stockholder who requests a copy as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The materials on our website are not incorporated by reference into this proxy statement and do not form any part of the materials for solicitation of proxies.

Communication with Directors

Correspondence from stockholders and other interested parties may be sent to our directors, including our non-management directors, individually or as a group, in care of Michael W. Reid, the independent Chairman of our Board, with a copy to David R. Brickman, Senior Vice President, General Counsel and Secretary, at our principal executive offices, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

All communications received as set forth above will be opened by the Chairman and Senior Vice President, General Counsel and Secretary for the sole purpose of determining whether the contents represent a message to our directors. Appropriate communications other than advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

 Compensation Discussion & Analysis

This section provides information on our executive compensation program and our compensation philosophy for our named executive officers, who in fiscal 2018 were:

Lawrence A. Cohen, Former Chief Executive Officer (retired December 31, 2018)

Brett D. Lee, Former Executive Vice President and Chief Operating Officer (employment terminated effective February 28, 2019)

Carey P. Hendrickson, Executive Vice President and Chief Financial Officer

David R. Brickman, Senior Vice President, General Counsel and Secretary

Jeremy D. Falke, Senior Vice President – Human Resources

 Overview and Executive Summary

 2018 Business Performance

The Company is one of the largest senior housing owner-operators in North America. We operate 129 senior housing communities with the capacity to serve approximately 16,500 residents. We have a substantially all private-pay business model, which insulates us from possible pressure by government payers on pricing, and positions us to benefit from improving industry fundamentals and a growing economy. Our strategy is focused on creating long-term sustainable growth by delivering higher revenues, improving cash flow and maximizing the value of our owned real estate.

2018 was a challenging year for the industry and the Company as new supply continued to outpace demand, which put pressure on occupancy and the rates we charge our residents. As a result, our full year 2018 revenue decreased $7 million, or 1.5%, from full year 2017, to $460.0 million. Adjusted EBITDAR decreased $5.7 million to $147.7 million in 2018 and Adjusted CFFO decreased $9.7 million to $36.1 million. Our stock price reflected this weak operating performance, decreasing from $13.49 per share at the end of 2017 to $6.80 per share at the end of 2018. Due to the Company’s disappointing financial results and the resulting decline in the Company’s stock price, the Compensation Committee exercised negative discretion related to the annual incentive plan payouts for 2018 for the Company’s named executive officers as described further below, resulting in no bonuses paid to the named executive officers.

Mr. Cohen and the Board mutually agreed that he would retire at the conclusion of fiscal 2018, and our new CEO, Ms. Lody, commenced employment on January 7, 2019. In reflecting on the Company’s operating performance in 2018 and focusing on 2019 and beyond, in addition to not paying any bonuses to named executive officers, the Company determined to make additional changes in its operational leadership, including the hiring of a Chief Revenue Officer and launching a search for a new Chief Operating Officer. Further, the Company has implemented several initiatives, including aligning our incentive compensation programs to the Company’s operating targets. Please see for example, “—Components of Executive Compensation — Annual Incentive Plan.” The Company has also routinely engaged and continues to actively engage with stockholders to strengthen our understanding of our stockholders’ views regarding the Company’s compensation programs and the Company remains committed to maintaining this dialogue in the future in an effort to ensure that executive compensation is aligned with the long-term interests of our stockholders. For additional information regarding significant changes made to our compensation programs resulting from stockholder engagement, please see “—Prior Say-on-Pay Vote and Engagement with Stockholders.”

Alignment of CEO Pay & Performance

Using the process described beginning on page 22, adjustments have been made by the Compensation Committee (the “Committee”) where appropriate to maintain proper alignment between CEO compensation and corporate performance.

The chart below illustrates the alignment of CEO realized pay and performance. The equity grants included in the Summary Compensation Table (“SCT”) reflect their grant date fair value. The SCT is not updated for subsequent changes in share price, up or down, and therefore does not reflect compensation actually realized by the CEO. As previously discussed, the Long-Term Care industry prices began a precipitous decline in 2015, which continued into 2018. This decline has negatively impacted our shareholder returns, and the CEO’s realized pay.

•	Target compensation above is the sum of base salary, target annual incentives, grant date value of long-term incentives and all other compensation.

•	Summary compensation table pay is as reported in the Summary Compensation Table below.

•	Realized pay includes base salary, non-equity incentive plan payouts, value of stock vested in 2018 and all other compensation.

Our Compensation Philosophy & Principles

•	Our ability to deliver on our compensation philosophy and founding principles begins with how well our executives individually perform

•	We must offer competitive compensation to attract and retain experienced, talented and motivated employees

•	Executive-level pay should be focused on performance-based pay and closely aligned with our stockholder interest

•

The Compensation Committee plays an important role in establishing increasingly challenging corporate performance criteria to align executive compensation with performance of the Company relative to its strategy

•	Prudent risk-taking is necessary by executives

•	We must align our goals, efforts and results through comprehensive executive compensation design, process and overall package

•	We must continually engage with stockholders in the overall process

We believe these principles collectively link compensation to overall Company performance and directly link compensation to the objectives set forth in our 2018 business plan, which was developed with our Board of Directors. These principles help ensure that the interests of our named executive officers are closely aligned with the interests of our stockholders.

•

For 2018, a significant portion of the total compensation opportunity available to our named executive officers who were eligible to participate in our Incentive Compensation Plan was linked to the achievement of specified corporate and individual goals. Adjusted CFFO per share, adjusted EBITDAR, same store facility net operating income, and net debt to EBITDAR ratio were the key metrics for corporate goals under our Incentive Compensation Plan for 2018. We believe these metrics provide for a balanced approach to measuring annual Company performance. See Appendix B for a discussion of such metrics. As described below under “Annual Incentive Plan”, our Compensation Committee decided that it would not be appropriate to pay any bonuses to our named executive officers for 2018 in light of the decline in the Company’s stock price during 2018. We believe that this strongly illustrates our commitment to pay-for-performance.

•

We further link compensation and performance through grants of performance-based equity awards to our named executive officers, whose vesting is subject to our achievement of certain performance targets over a three-year period, which is primarily designed to encourage our named executive officers to focus on our long-term performance.

Prior Say-on-Pay Vote and Engagement with Stockholders

2018 Say on Pay Vote

We provided our stockholders with a “say on pay” advisory vote in 2018 on our executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. At our 2018 Annual Meeting of Stockholders, our stockholders expressed overwhelming support for the compensation of our named executive officers, with approximately 95.53% of the votes cast for the approval of the “say on pay” advisory vote on executive compensation (assuming abstentions and broker non-votes do not constitute votes “cast”). In evaluating our executive compensation programs, the Compensation Committee considered the results of the 2018 advisory vote along with the many other factors discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, input received from our senior management, the analysis, reports and recommendations of the Compensation Consultant, and the Compensation Committee’s own judgment. Following this evaluation, the Compensation Committee did not make any changes to our executive compensation program and policies as a result of the 2018 “say on pay” advisory vote, but continues to assess and seek to improve the Company’s overall compensation program and engage with stockholders.

Recent Compensation Program Changes Due to

Stockholder Feedback & Performance

Over the last three years, the Compensation Committee implemented many significant changes as a direct result of the advisory votes on executive compensation, including:

•	Three-Year Cumulative Long-Term LTI Program: Rather than setting three one-year goals for a three-year period, we now set three-year targets for performance share awards.

•

Double Trigger for Equity: We now have a double trigger for equity award vesting in the event of a change in control, meaning that with respect to awards that are assumed, substituted for or replaced in connection with a change in control, there would be no acceleration of vesting in the absence of a subsequent termination of employment.

•

Relative TSR Modifier: Beginning with our 2017 LTI awards, the performance share award program includes an adjustment factor based on our relative TSR as compared to a Healthcare Services Group (see Appendix A to this proxy statement).

•	LTIP Mix: We changed the overall mix of long-term incentives to 60% performance-based restricted stock and 40% time-based restricted stock (from a historical 50/50 mix).

•

Clawback: We adopted a Compensation Recovery Policy that applies to our Section 16 officers, which permits the Company to recover bonuses and other cash and equity-based incentive compensation in the event of a financial restatement.

•	Ownership Guidelines: We adopted stock ownership guidelines, as follows:

•	Outside Directors: 3x Annual Retainer;

•	CEO: 5x Base Salary;

•	CFO & COO: 3x Base Salary;

•	General Counsel: 2x Base Salary; and

•	SVP, Human Resources: 2x Base Salary.

The changes noted above were the result of the Company having engaged in dialogue with a significant number of large stockholders over the last few years in order to reinforce our understanding of our stockholders’ views regarding the Company’s compensation programs. The Company remains committed to maintaining regular dialogue with its investors intended to:

•	Solicit their feedback on the executive compensation and governance-related matters

•	Evaluate the Company’s compensation programs

•	Report stockholders’ views directly to the Compensation Committee and the Board

The Company will continue its shareholder outreach efforts in future years and the Compensation Committee will continue to discuss and take the feedback into consideration in future executive compensation decisions.

  Alignment of Executive Compensation

Our compensation programs are designed to attract and retain high-quality talent, reward executives for performance that successfully executes the Company’s long-term strategy and align compensation with the long-term interests of our stockholders.

As a result, our executive compensation programs closely link pay to performance. Approximately half of our compensation is delivered in long-term incentives; we will continue to focus executive pay on long-term, performance-based compensation.

2018 Target Direct Pay Mix

Since 2017, this focus on performance has been further emphasized through the increased weighting of performance-based restricted shares and the implementation of our Relative TSR modifier as noted above.

Our Executive Compensation and Governance Practices

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓  At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (including 77% for our CEO).

✓  Double Trigger Vesting: We provide for double-trigger cash severance and equity vesting for termination of employment following a change-of-control.

✓  Robust Stock Ownership Guidelines: We have Stock Ownership Guidelines for both executives and directors.

✓  Clawback Policy: Our named executive officers are subject to a robust recoupment policy that applies to cash and equity-based incentive compensation in the event the Company is required to restate its financial statements.

✓  Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.

✓  Caps on Incentive Payout: We cap incentive payouts for each named executive officer at a specified percentage of base pay for such officer.

✓  Shareholder Engagement: We engage with our shareholders regarding their most-important compensation concerns, and, as described herein, implement practices to address such concerns.

✓  Independent Consultant: We use an independent compensation consultant retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

×   No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our named executive officers.

×   No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.

×   No Pledging: We prohibit the pledging of the Company’s stock by directors and officers of the Company.

×   No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.

×   No Discount Grants: We do not provide for grants of equity below fair market value.

×   No Excessive Perquisites or Special Benefits: Our named executive officers are only eligible to participant in benefit plans that are generally available to all of our employees.

×   No Excise Tax Gross-Ups: We do not provide any gross-up payments for so called “golden parachute” payments in the event of a change in control.

×   No Dividends on Unearned PSUs: We do not pay any dividends on unvested PSUs.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the base salary increases (other than annual base salary increases contemplated by existing employment agreements) and bonus levels of our executive officers, including our named executive officers, evaluating the performance of such executives and reviewing any related matters. Equity and other forms of compensation for our executive officers, including our named executive officers, are also considered by the Compensation Committee. In applying the above-described objectives for our executive compensation program, the Compensation Committee primarily relies upon the following factors:

Peer Group Data.    The Compensation Committee has consistently sought to structure our executive compensation program to provide amounts and forms of compensation to our named executive officers that are generally commensurate with those paid to executive officers with comparable duties and responsibilities at companies that provide senior living and healthcare services and companies that have significant real estate ownership of residential or senior living communities that the Compensation Committee, in consultation with our independent compensation consultant and senior management, periodically determines to be the most directly comparable to the company. See the discussion below regarding our peer group of companies for 2018 and 2019.

Third Party Industry Surveys and Compensation Consultants.    As part of its ongoing efforts to provide independent oversight and review of our compensation programs, the Compensation Committee periodically reviews information compiled by third parties with respect to the executive compensation practices of other companies in our industry. The Compensation Committee reviews such information for purposes of obtaining a general understanding of current compensation practices of companies in our peer group and general industry. The information reviewed is part of a larger competitive analysis and does not mandate a particular decision regarding the compensation opportunities of our named executive officers. In 2018, this analysis included general industry market data from Equilar, Inc.’s Executive Compensation Survey.

The Compensation Committee does not target the compensation of our named executive officers to fall within a specific percentile range of the companies in our peer or industry, but rather considers several factors, such as the experience levels of individuals and market factors, before exercising its discretion in determining the total compensation mix and opportunities available to our named executive officers. Based upon the results of such review, the Compensation Committee may determine to modify the amounts and/or the forms of compensation that are available to our named executive officers, in light of the objectives we have identified for our executive compensation program.

The Compensation Committee is also authorized to engage independent compensation consultants from time to time to review our executive compensation arrangements. As described in greater detail below under “—Role of Compensation Consultant,” the Compensation Committee engaged Meridian Compensation Partners, LLC as its independent compensation consultant to review our 2018 compensation arrangements for our Chief Executive Officer, Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Senior Vice President, General Counsel and Secretary, and Senior Vice President – Human Resources.

Other Factors.    Other key factors beyond compensation market data also affect the Compensation Committee’s judgment with respect to our executive compensation program. These factors include our financial and stock performance, and the contribution of each named executive officer relative to his individual responsibilities and capabilities,- the individual’s experience in their role and tenure with the Company, internal alignment with the executive team and retention concerns among other relevant factors.

Role of the Compensation Consultant

During 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC as its independent compensation consultant to review our compensation arrangements for our named executive officers. Meridian was engaged to provide analysis and market data on executive and director compensation matters, both generally and within our industry.

Meridian also assisted the Compensation Committee with the ongoing design of the annual and long-term incentive program (including an evaluation of the compensation arrangements of both our self-selected peer group companies and a broader group of industry peer companies selected by the Compensation Consultant) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our named executive officers and other employees. Meridian did not determine or recommend any amounts or levels of our executive compensation for fiscal 2018. The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating its consultants; Meridian reported directly to the Compensation Committee; and did not provide any other services during fiscal 2018. The Compensation Committee considered the independence factors enumerated in the Exchange Act and applicable NYSE listing standards and determined that the work resulting from Meridian’s engagement did not raise any conflicts of interest.

Role of Management

The Compensation Committee has also relied in part upon the input and recommendations of our CEO when considering annual increases to base salaries for our named executive officers, the annual establishment of our Incentive Compensation Plan (which aligns with the Company’s business plan), and whether to grant long-term incentive awards to our named executive officers, and if so, in what forms and amounts. The Compensation Committee typically takes into account these recommendations from our CEO.

Peer Group Determination

The Compensation Committee, in consultation with Meridian, annually establishes a group of peer companies, which are generally in the Healthcare and Real Estate sectors, for comparative purposes.

Peer group determinations are based on a number of factors, including:

•	stockholder feedback;

•	their real estate ownership;

•	their size and complexity;

•	their revenue and market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on bonuses and other variable, performance-based compensation) and the availability of information about these programs within public disclosures.

2018 Compensation Analysis Strategy, Process & Rationale

Consistent with previous years, the competitive data was analyzed using two separate sources of market data: the publicly-disclosed compensation levels among the named executive officers of our peer group and general industry survey data sourced from the Equilar, Inc. Executive Compensation Survey. The purpose of providing these two versions of data was to provide the Compensation Committee with an understanding of market pay levels for companies of similar size among the Company’s industry and also the broader general industry marketplace.

The peer companies used to benchmark compensation to help determine 2018 compensation levels are listed below:

Addus HomeCare Corporation

Almost Family, Inc.

Apartment Investment and Management Company

Camden Property Trust

Diversicare Healthcare Services, Inc.

The Ensign Group, Inc.

Equity LifeStyle Properties, Inc.

Five Star Senior Living Inc.

Healthcare Reality Trust Incorporated

Independence Realty Trust, Inc.

National HealthCare Corporation

National Health Investors, Inc.

LTC Properties, Inc.

Omega Healthcare Investors, Inc.

Sabra Health Care REIT, Inc.

EXECUTIVE COMPENSATION PROGRAM

Components of Executive Compensation

The four primary components of our executive compensation program are designed to provide a target value for compensation that is competitive with our peers and will attract and retain the talented executives necessary to execute on the Company’s strategic plan.

 Base Salary

Base salary represents the only fixed component of the four primary components of our executive compensation program and is intended to provide a baseline amount of annual compensation for our named executive officers. While base salary is a major component of compensation for salaried employees, it becomes a smaller component as a percentage of total pay for executives.

The position-based study we conduct analyzes peer market data from the Company’s compensation consultant, which, along with the Company’s recommendations, is reviewed with the Committee. See “Process for Determining Executive Compensation” above.

Named Executive Officer Base Salaries in Fiscal 2017 and 2018:

Executive	Principal Position	2017	2018
Lawrence A. Cohen	Former Vice Chairman of the Board and CEO	$772,712	$788,166
Brett D. Lee	Former EVP and Chief Operating Officer	450,000	459,000
Carey P. Hendrickson	EVP and Chief Financial Officer	421,709	429,983
David R. Brickman	SVP, General Counsel and Secretary	327,913	334,471
Jeremy D. Falke	SVP – Human Resources	—	259,231

For 2018, the Compensation Committee set a percentage increase at 2.0%. The Compensation Committee also authorizes our CEO to approve base salary increases for other individuals in his discretion.

Annual Incentive Plan

Annual cash performance incentives are awarded to our named executive officers to the incentive compensation plan, which we refer to as our “Incentive Compensation Plan.” The Incentive Compensation Plan is designed to reward our named executive officers for accomplishing the Company’s 2018 Business Plan and additional compensation for performance beyond the 2018 Business Plan.

The Incentive Compensation Plan represents the Compensation Committee’s determination that, although a substantial portion of the cash performance incentive opportunity for our named executive officers should be dependent upon measures that are reflective of our overall financial performance, the Incentive Compensation Plan should also reward the individual contributions of each eligible named executive officer for the achievement of elements of our business plan that are within such individual’s sphere of influence.

Under the Incentive Compensation Plan, cash performance incentives are targeted at a pre-determined percentage of each named executive officer’s base salary for such year. These percentages are established by the Compensation Committee based upon (i) its general review of publicly-available information with respect to similar programs offered by the companies in our peer group, (ii) each officer’s ability, by virtue of his position with us, to exert a significant influence over the factors upon which cash performance incentives under the Incentive Compensation Plan are contingent and (iii) the compensation consultant’s market analysis and reports described above. The target percentages in 2018 were as follows: Mr. Cohen (110%), Mr. Lee (80%), Mr. Hendrickson (70%), Mr. Brickman (50%) and Mr. Falke (40%).

In determining the corporate and individual performance metrics under our Incentive Compensation Plan, the Compensation Committee endeavors to use metrics that drive shareholder value creation and incentivize achieving the Company’s strategic plan. For 2018, we changed the performance metrics and weightings. Same store facility net operating income was added to the plan to reward for organic operating income growth. Debt metric was added to the plan to incorporate the balance sheet, incentivize prudent management of the Company’s debt and in response to shareholder feedback. The Annual Incentive Plan metrics and weightings for 2018 were as follows:

•	CFFO per share (30%)

•	Same Store Facility Net Operating Income (20%)

•	Adjusted EBITDAR (20%)

•	Net Debt to EBITDAR Ratio (10%)

•	Individual Performance (20%)

Corporate Performance Goals

Of the cash performance incentive amount that a named executive officer may earn pursuant to the Incentive Compensation Plan, a pre-determined percentage of that amount is contingent upon our achievement of certain objectively verifiable measures of our performance for the applicable year. These corporate goals are approved by the Compensation Committee in the first quarter of each fiscal year based upon the recommendations of our CEO, COO and CFO regarding certain initiatives and the related corresponding metrics that such executive officers believe are directly related to the achievement of our business plan for that year.

CFFO Per Share

CFFO is defined as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities and recurring capital expenditures, as well as certain unusual expenditures that are considered non-operating in nature. This metric is adjusted for any communities undergoing significant repositioning as well as for acquisitions and dispositions of communities approved by the Board.

Same Store Facility Net Operating Income

Same Store Facility Net Operating Income is calculated as Resident Revenue less property level Operating Expenses and adds back certain unusual expenditures that are considered non-operating in nature as well as certain non-controllable expenses from a facility perspective: Bad Debt, Real Estate Property Taxes, cost of

Insurance premiums, Casualty Losses and Health Insurance cost. In addition, there is no Management Fee included in the Operating Expenses. This metric is adjusted for any communities undergoing significant repositioning as well as for acquisitions and dispositions of communities approved by the Board.

Adjusted EBITDAR

Adjusted EBITDAR is defined as income from operations before provision for income taxes, interest, depreciation and amortization (including non-cash charges), facility lease expense, non-cash compensation expense, provision for bad debts, and certain unusual expenditures that are considered non-operating in nature. This metric is adjusted for any communities undergoing significant repositioning as well as for acquisitions and dispositions of communities approved by the Board.

Net Debt to EBITDAR Ratio

Net Debt to EBITDAR Ratio is defined as debt less cash plus facility lease expense multiplied by a factor of eight (8) divided by Adjusted EBITDAR. This metric is annualized for any acquisitions or dispositions of communities approved by the Board and adjusted for any communities undergoing significant repositioning.

Annual Incentive Corporate Goals

Level	Performance as a Percent of Target Goal	CFFO per share performance goal	Same store facility net operating income performance goal	Adjusted EBITDAR performance goal	Net debt to EBITDAR ratio performance goal
Threshold Opportunity	94%	$1.56	$204,179,280	N/A	9.0
	96%	N/A	N/A	$155,239,000	N/A
Target Opportunity	100%	$1.66	$217,212,000	$161,081,000	8.5
Maximum Opportunity	104%	N/A	N/A	$167,524,240	N/A
	106%	$1.76	$230,244,720	N/A	8.0

Performance below threshold level results in no payout for the applicable performance metric. Payouts are capped at the maximum level for performance that exceeds maximum goals. Payouts for performance between threshold, target and maximum levels is interpolated.

Annual Incentive Corporate Goal Achievement

Corporate Metrics	Achievement Amount	Payout Factor
CFFO per Share	$1.21	0.0%
Same Store Facility Net Operating Income	$200,166,000	0.0%
Adjusted EBITDAR	$147,674,000	0.0%
Net Debt to EBITDAR Ratio	9.5	0.0%
Combined Payout for Corporate Goals		0.0%

Individual Performance Goals

Executive	Individual Performance Goal	Status
Lawrence A. Cohen	Lead efforts to ensure acquisition of new talented executive leaders along with internal talent assessment / development	Achieved

Brett D. Lee	Lead the execution of the development and implementation of efficiency and cost-reduction programs (SIB, DSSI, and Contract Labor Reduction) by December 31, 2018	Achieved

Carey P. Hendrickson	Lead execution of the implementation of the YARDI system with the following contributing major milestones in 2018: completion of the CRM module, implementation of the E.H.R. module, and implementation of the AR module	Achieved

David R. Brickman	Lead the development and implementation of process development and refinement in two areas related to safeguarding our business and our residents. Update Residency Agreements (independent living, assisted living and memory care) for all 129 communities to meet regulatory requirements and include revenue enhancement measures such as billing minimum days after resident death. As a member of the peer review development team, provide legal/regulatory direction focused on reduction of regulatory and licensing deficiencies	Achieved

Jeremy D. Falke	Lead review, assessment and development of a foundational and also innovative compensation structure designed to assist Capital in successful attraction and retention of our staff	Achieved

Notwithstanding the achievement by each named executive officer of their respective individual performance goals, the Compensation Committee applied negative discretion and reduced the Annual Incentive Plan payout to $0. The Committee’s decision to apply negative discretion was driven by the fact that all of the financial performance goals were not achieved and that the Company’s shareholders lost significant value in 2018. As such, the Committee felt it was most appropriate that no bonuses be earned for 2018 performance for the named executive officers.

Annual Incentive Payouts for 2018

The table below summarizes the annual incentive plan payouts earned by each Named Executive Officer for fiscal 2018.

Officer	Target	Plan Payout Factor	Plan Payout Amount	Negative Discretion	Total Payout Amount
Lawrence A. Cohen	$866,983	20.0%	$190,736	($190,736)	$0
Brett D. Lee	$367,200	20.0%	$72,720	($72,720)	$0
Carey P. Hendrickson	$300,988	20.0%	$60,220	($60,220)	$0
David R. Brickman	$167,236	20.0%	$33,447	($33,447)	$0
Jeremy D. Falke	$103,692	20.0%	$24,000	($24,000)	$0

Long-Term Incentive Awards

Our primary long-term incentive compensation programs for executives are Performance-Based Restricted Stock Awards (PSAs) and Time-Based Restricted Stock Awards (RSAs).

Since 2017, the Committee has used (i) a targeted mix that places greater weighting on PSAs and (ii) cumulative three-year performance periods instead of three annual performance periods, as it had done in prior years.

Vehicle	Weighting	Vesting	Performance Metrics
RSAs	40%	3-year ratable vesting	N/A
PSAs	60%	3-year cumulative performance measurement

•  Adjusted EBITDAR

•  Relative TSR Modifier vs. a Healthcare Services Group (see Appendix A) can modify the amounts earned by adjusted EBITDAR performance as follows, with linear interpolation between achievement levels:

•  25th Percentile = -25%

•  50th Percentile = 0%

•  75th Percentile = +25%

Purpose of PSAs

The Compensation Committee awards PSAs and selected adjusted EBITDAR for the PSAs granted in 2018 to align with:

•	The Company’s strategic plan,

•	Stockholder feedback and interests

•	Research analysts and investors, who use EBITDAR to evaluate the performance and valuations of companies in our industry with significant real-estate holdings.

Although the choice of Adjusted EBITDAR as the metric for the PSAs resulted in some overlap between incentive programs — with Adjusted EBITDAR metrics being used for both the PSAs and the annual performance incentives — the Adjusted EBITDAR performance for PSAs is measured over a full three-year period as opposed to one-year in the Annual Incentive Plan. The Compensation Committee considered the partial overlap to be appropriate for reasons stated above. Adjusted EBITDAR was defined the same as for the Annual Incentive Plan described above.

Purpose of RSAs

RSAs promote equity ownership and motivate our executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term while also motivating our executive officers to remain with the Company by mitigating swings in long-term incentive values during periods of high stock price volatility.

2018 Long-Term Incentive Awards

In determining the amount and types of long-term incentive awards to be granted to our named executive officers, the Compensation Committee primarily relies upon the same factors described earlier in this Compensation Discussion & Analysis, while also taking into consideration the competitive market, individual and company performance, retention concerns, and managing share use and stockholder dilution.

In March 2018, the Compensation Committee, after taking into account the foregoing factors, granted the named executive officers shares of restricted stock in the amounts set forth in the table below.

Name	Targeted Value of Time-Based Restricted Stock	Number of Shares of Time-Based Restricted Stock	Targeted Value of Performance- Based Restricted Stock	Number of Shares of Performance- Based Restricted Stock
Lawrence A. Cohen	$704,405	65,042	$1,056,596	97,562
Brett D. Lee	$379,202	35,014	$568,802	52,521
Carey P. Hendrickson	$347,199	32,059	$520,804	48,089
David R. Brickman	$286,399	26,445	$429,604	39,668
Jeremy D. Falke	$160,006	14,389	—	—

Long-term Incentive Performance and Payouts

Portions of awards granted prior to 2018 (which provided for three annual performance periods) became vested in 2018 based on the specific vesting or performance criteria associated with the applicable annual performance criteria for each award. These are summarized below.

Vesting of 2016 Performance-Based Awards

For the fiscal 2016 PSAs, the vesting of 34% of the performance shares was subject to our achievement of adjusted EBITDAR goals as provided in the table below, which was based on our internal business plan and was viewed as a challenging performance target.

Level	Performance as a Percent of Target Goal	2018 Adjusted EBITDAR performance goal	Payout as a Percentage of Target
Threshold Opportunity	80%	$143,128,000	80%
Target Opportunity	100%	$178,910,000	100%
Maximum Opportunity	100%	$178,910,000	100%
2018 Achievement for 34% Tranche of 2016 PSAs	—	$147,674,000	82.5%

Performance below threshold level results in no payout for the applicable performance metric. Payouts are capped at the maximum level for performance that exceeds maximum goals. Payouts for performance between threshold, target and maximum levels is interpolated.

For a description of the long-term incentives awarded to our named executive officers for 2018, please refer to the 2018 Grants of Plan-Based Awards Table on page 41 of this proxy statement.

2018 Long-Term Incentive Target Awards

The Committee established LTI grants for the named executive officers based on the following criteria: level of responsibility, individual performance, current market practice, peer group data, and the number of shares available.

After consideration of peer group data on median values for long-term incentives, the Committee approved a dollar value for a base-level LTI awards and the mix of awards to be delivered. The 2018 LTI target opportunity was set to capture the depth and breadth of the management team’s experience in senior housing as well as specific organizational competencies. The Committee feels that the Company performed better than its peers and believes in the team’s ability to deliver on the strategy.

The table below provides a summary of the target opportunities in 2018 (as compared to 2016 and 2017).

Target LTI Awards 2016 vs. 2017 vs. 2018

Executive	2016 Awards ($)	2017 Awards ($)	2018 Awards ($)
Lawrence A. Cohen	$2,445,472	$1,760,721	$1,761,000
Brett D. Lee	$—	$947,809	$948,000
Carey P. Hendrickson	$1,222,720	$867,611	$868,000
David R. Brickman	$733,626	$715,451	$716,000
Jeremy D. Falke	$—	$—	$48,300

SEVERANCE ARRANGEMENTS

We have entered into employment agreements with each of our named executive officers which, among other things, provide for severance benefits upon the occurrence of certain events. Our employment agreements with Messrs. Cohen and Brickman were each originally entered into in connection with our initial public offering in 1997 and have been modified several times as the agreements have come up for renewal. Leading up to our initial public offering, the Board, based upon input received from legal counsel, determined that it was in our best interests to implement a severance plan structure pursuant to which severance benefits would be payable to members of our executive and senior management, including such named executive officers, upon the occurrence of certain events. In determining the measures to use to calculate the amounts payable upon the happening of certain events and the types of events that would trigger a payment obligation under the severance plan structure, the Board relied in large part upon both input received from legal counsel and publicly-available information with respect to the severance practices of similarly-situated companies.

We entered into employment agreements with Messrs. Hendrickson, Lee, and Falke in 2014, 2017, and 2018, respectively. In the course of negotiating these employment agreements, we relied upon publicly-available information with respect to the severance practices of the companies in our peer group in order to determine the measures to use to calculate the amounts payable upon the occurrence of certain events and the types of events that would trigger a payment obligation. In addition, the Compensation Committee also sought to achieve a degree of consistency with respect to the severance benefits available to our other named executive officers.

The Compensation Committee believes that such severance benefits advance the objectives of our executive compensation program by facilitating our ability to employ, retain and reward executives who are capable of leading us to achieve our business objectives. In addition, the Compensation Committee believes that formalizing such severance benefits provides certainty in terms of our obligations to our named executive officers in the event that our relationship with such individuals is severed. Any time that the Compensation Committee considers the amount and mix of total compensation to be paid to our named executive officers it considers, among other things, the severance payments that each named executive officer would be entitled to receive upon the occurrence of the specified events. The Compensation Committee considers such information a relevant factor in analyzing proposed compensation arrangements, including raises in salary, bonus opportunities and grants of long-term incentive awards.

In connection with Mr. Cohen’s retirement from the Company on December 31, 2018, the Company entered into an agreement with Mr. Cohen regarding his retirement benefits. Under the terms of the agreement, Mr. Cohen agreed to provide a general release of claims in favor of the Company; comply with various restrictive covenants regarding: (i) non-competition for 12 months following his retirement, (ii) non-solicitation of Company employees for 24 months following his retirement, (iii) confidentiality and use of certain information, (iv) non-disparagement, and (v) cooperation; and provide consulting services to the Company for 24 months following his retirement as requested by the Company. He also resigned from his positions as Vice Chairman of the Board and as a director of the Company. The Company agreed to pay Mr. Cohen aggregate consulting consideration totaling $2,555,252.84 in substantially equal installments for a two-year period following his retirement; accelerate the vesting of outstanding and unvested time-based restricted stock awards granted to Mr. Cohen on March 27, 2018, March 28, 2017 and February 24, 2016 under the 2007 Stock Incentive Plan, and for purposes of the outstanding and unvested performance-based restricted stock awards granted to Mr. Cohen on February 24, 2016, allow the remaining unvested shares to continue vesting subject to achievement of the applicable performance metrics thereunder (Mr. Cohen forfeited the remaining unvested tranches of performance-based restricted stock awards that had been granted to him on March 28, 2017 and March 27, 2018). Furthermore, while the agreement allowed Mr. Cohen to participate in the Company’s 2018 Annual Incentive Plan, as previously described, he did not earn any bonus in respect of the Company’s 2018 performance.

For a more detailed description of the severance arrangements for our named executive officers, please refer to “Termination of Employment and Change in Control Arrangements” beginning on page 44 of this proxy statement.

PERQUISITES AND OTHER PERSONAL BENEFITS

Our named executive officers are eligible to participate in certain benefit plans that are generally available to all of our employees. The benefits available under such plans are the same for all of our employees, including our named executive officers, and include medical and dental coverage, long-term disability insurance and supplemental life insurance. In addition, all of our employees, including our named executive officers, are eligible to participate in our 401(k) plan, which is the only retirement benefit which we provide to our named executive officers. We may make discretionary matching cash contributions to the 401(k) plan in the amount of 100% of the named executive officer’s contributions, but subject to a cap of 2% of the named executive officer’s base salary. In determining the amount of such matchable contributions to the 401(k) plan, we rely primarily on publicly-available information with respect to the practices employed by the companies in our peer group.

Historically, our executive compensation program has contained limited perquisites. Other than the receipt of an automobile allowance by Mr. Cohen of approximately $500 per month, our named executive officers did not receive any special perquisites during 2018.

The Compensation Committee has determined to offer the above-described perquisites and other benefits in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by similarly-situated companies in the senior living industry. In determining the total compensation payable to our named executive officers for a given fiscal year, the Compensation Committee will examine such perquisites and other benefits in the context of the total compensation our named executive officers are eligible to receive. However, given the fact that such perquisites and other benefits represent a relatively insignificant portion of our named executive officers’ total compensation, such items do not materially influence the Compensation Committee’s decisions with respect to other elements of compensation available to our named executive officers.

For a description of the perquisites and other personal benefits received by our named executive officers during 2018, please refer to the Summary Compensation Table on page 39 of this proxy statement.

OTHER PRACTICES

Risk-Related Compensation Policies and Practices

The Committee has considered the risks associated with each of its executive and broad-based compensation programs and policies. As part of the review, the Committee considered the performance measures used as well as the different types of compensation, varied performance measurement periods and extended vesting schedules utilized under each incentive compensation program for both executives and other employees.

Below is a sample of the risk elements reviewed:

•	Total pay objective

•	Balance of fixed and variable pay

•	Blend of short-term and long-term horizons

•	Level at which performance is measured

•	Number and type of measures

•	Goal-setting process

•	Maximum payouts

•	Balance of long-term incentive pay and performance

•	Ongoing investment requirements

•	Severance program

As a result of this review, the Committee has concluded the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee believes that balancing the various elements of executive compensation program:

•	Supports the achievement of competitive performance in variable economic and industry conditions without undue risk; and

•

Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy shareowner value.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to our Chief Executive Officer and each of our three other most highly compensated executive officers (other than our Chief Financial Officer) in any taxable year. Section 162(m) exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Therefore, compensation paid to our covered employees in excess of $1 million is not deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of the relevant factors taken into consideration. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn compensation, whether through cash incentive awards or equity incentive awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Stock Ownership Guidelines

Beginning in 2017, the Compensation Committee adopted the following stock ownership guidelines for executives and non-employee members of our Board of Directors:

•	Outside Directors: 3x Annual Retainer;

•	CEO: 5x Base Salary;

•	CFO & COO: 3x Base Salary;

•	General Counsel: 2x Base Salary; and

•	SVP, Human Resources: 2x Base Salary.

Executives and non-employee Board members who become newly subject to the guideline or subject to a new guideline due to promotion or a change in guideline have five years to attain the applicable guideline. The Compensation Committee reviews the status of compliance with these guidelines on an annual basis. As of the end of 2017 all executives or non-employee Board members that are subject to the guidelines either meet or are on pace to meet the guideline by the allotted deadline.

Anti-Hedging and Anti-Pledging Policies

As part of our Policy on Insider Trading, directors, officers and employees are prohibited from engaging in hedging transactions with respect to securities of the Company. In addition, directors, officers and other employees are prohibited from holding securities of the Company in a margin account and are also prohibited from pledging securities of the Company as collateral for a loan unless such pledging has been disclosed to the Board and pre-approved by the Board.

Clawback/Compensation Recovery Policies

The Board has adopted a recoupment policy pursuant to which any current Section 16 officer (or former Section 16 officer, if such person was an officer within the last two years prior to his or her termination of employment with the Company) shall repay or forfeit bonuses, cash or other equity-based incentive compensation he or she has received if: (i) the Company is required to prepare an accounting restatement as a result of its material noncompliance with financial reporting requirements under the federal securities laws, (ii) the amount, payment, grant or vesting of such compensation was based on the achievement of financial results that were, within three years of such payment, grant, or vesting, subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission; and (iii) the amount of compensation that would have been received by such individual had the financial results been properly reported would have been less than the amount actually received. This policy is separate from and in addition to any clawback provisions under applicable law, including the Sarbanes-Oxley Act of 2002.

Non-GAAP Performance Metrics and Financial Measures

We utilize certain non-GAAP performance metrics and financial measures such as Adjusted CFFO, Adjusted CFFO, Same Store Facility Net Operating Income, Adjusted EBITDAR, and Net Debt to EBITDAR Ratio.

Adjusted EBITDAR, Net Debt to EBITDAR, Adjusted CFFO, and Same Store Facility Net Operating Income are financial valuation and performance measures, none of which are calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Adjusted EBITDAR is a valuation measure commonly used by our management, research analysts and investors to value companies in the senior living industry. Because Adjusted EBITDAR excludes interest expense and rent expense, it allows our management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements. Net Debt to EBITDAR is used by research analysts and investors to evaluate companies in the senior living industry and indicates the level of debt incurred to finance ongoing operations.

The Company believes that Adjusted CFFO and Same Store Facility Net Operating Income are useful performance measures in identifying trends in day-to-day operations because it excludes the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Same store results are important points of analysis when evaluating performance as it provides an indication of the effectiveness of management producing growth in operations from existing assets. Adjusted CFFO and Same Store Facility Net Operating Income provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and is used by research analysts and investors to evaluate the performance of companies in the senior living industry.

Please refer to Appendix B to this proxy statement for important information concerning such non-GAAP financial measures, including a reconciliation of such measures to GAAP.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A related to the Annual Meeting for filing with the SEC.

Compensation Committee

ED A. GRIER (CHAIR)

PAUL J. ISAAC

JILL M. KRUEGER

RONALD A. MALONE

MICHAEL W. REID

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers in 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total

Lawrence A. Cohen,	2018	$788,166	$—	$1,961,818	—	$11,300	$2,761,284
Former Vice Chairman of the Board and Chief Executive Officer (4)	2017	772,712	—	1,760,721	489,460	11,300	3,034,193
	2016	757,561	—	2,445,471	489,460	11,300	3,703,792

Brett D. Lee,	2018	$454,500	$—	$948,004	—	$—	$1,402,504
Former Executive Vice President and Chief Operating Officer (4)	2017	172,212	—	947,810	110,216	—	1,230,238

Carey P. Hendrickson,	2018	$430,143	$—	$868,003	—	$5,300	$1,303,446
Executive Vice President and Chief Financial Officer	2017	421,709	—	867,612	164,814	5,300	1,459,435
	2016	413,440	—	1,222,720	164,094	5,300	1,805,554

David R. Brickman,	2018	$334,471	$—	$716,004	—	$4,738	$1,055,213
Senior Vice President, General Counsel and Secretary	2017	327,913	131,165	715,451	—	4,628	1,179,157
	2016	321,484	127,500	733,625	—	4,554	1,187,163

Jeremy D. Falke,	2018	$259,231	$—	$160,006	—	$—	$419,237
Senior Vice President — Human Resources

(1)

Amounts reflect the aggregate fair value of awards of restricted stock computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Assumptions used in the calculation of these amounts are included in footnote 9 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2019.

(2)

Notwithstanding the achievement by each named executive officer of his respective individual performance goal under our 2018 Incentive Compensation Plan, the Compensation Committee applied negative discretion and did not approve bonuses for any named executive officer in fiscal 2018. Please see “Compensation Discussion and Analysis—Annual Incentive Plan” above for more information.

(3)

The amounts in this column reflect an auto allowance with respect to Mr. Cohen only and annual contributions or other allocations by us to our 401(k) plan with respect to our other named executive officers.

(4)	Mr. Cohen retired from the Company on December 31, 2018. Mr. Lee terminated employment with the Company effective February 28, 2019.

Realized Pay Table for 2018

The table below provides supplemental disclosure representing the total direct compensation realized by each named executive officer for 2018. The Realized Pay Table below includes the salary paid in 2018, any bonuses paid in 2018, the value of all restricted stock that vested in 2018, and all other compensation paid in 2018.

The Realized Pay Table differs substantially from the Summary Compensation Table on page 39 and is not a substitute for that table. The primary difference between the Realized Pay Table and the Summary Compensation Table is that the Realized Pay Table includes the vesting of restricted stock after the applicable vesting and performance period while the SEC’s calculation of total compensation, as shown in the Summary Compensation Table, includes the grant date fair value of all equity awards for the year in which they were granted, which is driven by certain accounting assumptions. In some cases, the actual compensation realized by the named executive officers may be different than what is reported in the Summary Compensation Table and compensation reported may not be realized for a number of years, if at all. Furthermore, realized compensation for a named executive officer for any given year may be greater or less than the compensation reported in the Summary Compensation Table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements.

Name	Salary	Bonus	Vested Restricted Stock Awards	All Other Compensation	Total
Lawrence A. Cohen	$788,166	—	$1,098,793	$11,300	$1,898,259
Brett D. Lee	454,500	—	91,025	—	545,525
Carey P. Hendrickson	430,143	—	548,048	5,300	983,491
David R. Brickman	334,471	—	349,352	4,738	688,561
Jeremy D. Falke	259,231	—	—	—	259,231

2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in 2018. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our eligible named executive officers in 2018 under the Incentive Compensation Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lawrence A. Cohen	3/27/2018	—	—	—	—	—	—	65,042	—	—	$704,405	(3)
	3/27/2018	—	—	—	36,586	97,562	182,929	—	—	—	$1,056,596	(4)
	2/24/2016	—	—	—	20,892	26,114	26,114	—	—	—	$200,817	(5)
	(6)	$433,491	$866,983	$1,300,474

Brett D. Lee	3/27/2018	—	—	—	—	—	—	35,014			$379,202	(3)
	3/27/2018	—	—	—	19,695	52,521	98,477	—	—	—	$568,802	(4)
	(6)	$181,800	$363,600	$545,400

Carey P. Hendrickson	3/27/2018	—	—	—	—	—	—	32,059	—	—	$347,199	(3)
	3/27/2018	—	—	—	18,033	48,089	90,167	—	—	—	$520,804	(4)
	(6)	$150,550	$301,100	$451,650

David R. Brickman	3/27/2018	—	—	—	—	—	—	26,445			$286,399	(3)
	3/27/2018	—	—	—	14,876	39,668	74,378	—	—	—	$429,604	(4)
	(6)	$83,618	$167,236	$250,853

Jeremy D. Falke	2/23/2018	—	—	—	—	—	—	14,389	—	—	$160,006	(7)
	(6)	$60,000	$120,000	$180,000

(1)

These columns show the value of the possible payouts of the incentive bonuses under the Incentive Compensation Plan for 2018 for each eligible named executive officer if the minimum (or threshold), target and maximum performance levels are achieved. The potential payout is performance-based and driven by Company and individual performance. As reported in the Summary Compensation Table, none of our named executive officers received any annual incentive bonuses for 2018.

(2)

Amounts reflect the grant date fair value of the restricted stock awards computed in accordance with ASC 718. The grant date fair value of the restricted stock awards was based on the closing price of our common stock on the applicable grant date.

(3)	Restricted stock award vesting in three installments of 33%, 33%, and 34% on March 27, 2019, March 27, 2020, and March 27, 2021, respectively.

(4)	Performance stock award subject to the Company’s achievement of an EBITDAR performance target established for fiscal 2019 which vest on March 28, 2020.

(5)

This represents the 2018 tranche of performance stock awards granted to Mr. Cohen on February 24, 2016, with a 2018 EBITDAR performance goal, of which 82.5% was achieved. Mr. Cohen’s retirement and separation agreement included a modification, which allowed Mr. Cohen to vest in the award even though he was no longer an employee of the Company on the original vesting date (February 24, 2019). The retirement and separation agreement was dated August 21, 2018, which was the modification date utilized to re-value the award.

(6)

Annual cash bonus potential based on 2018 Incentive Compensation Plan (target is base annual bonus potential % of projected annual base salary, threshold is 50% of target or minimum threshold provided and maximum is 150% of target or maximum threshold provided).

(7)	Restricted stock award vesting in three installments of 33%, 33%, and 34% on February 23, 2019, February 23, 2020, and February 23, 2021, respectively.

Employment Agreements

We entered into an employment agreement with Mr. Cohen in November 1996, which was subsequently amended in May 1999, August 2002, January 2003, February 2004 and April 2010. Mr. Cohen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and his compensation thereunder generally consists of (i) a minimum annual base salary of $636,366, subject to annual adjustments, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers. As previously noted, Mr. Cohen retired from the Company on December 31, 2018.

We entered into an employment agreement with Mr. Lee in July 2017 (effective August 2017). Mr. Lee’s employment agreement was initially for a one-year term, subject to extension upon mutual consent of Mr. Lee and the Company. The Company and Mr. Lee agreed to extend the term of Mr. Lee’s employment until September 11, 2019; however, his employment was subsequently terminated by the Company effective February 28, 2019. The compensation payable under Mr. Lee’s employment agreement generally consists of (i) an annual base salary of not less than $459,000, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Hendrickson in April 2014 (effective May 2014). Mr. Hendrickson’s employment agreement was initially for a one-year term, subject to extension upon mutual consent of Mr. Hendrickson and the Company. The Company and Mr. Hendrickson have agreed to extend the term of Mr. Hendrickson’s employment until May 6, 2019. The compensation payable under Mr. Hendrickson’s employment agreement generally consists of (i) an annual base salary of not less than $400,000, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Brickman in December 1996, which was subsequently amended in December 2000 and January 2003. Mr. Brickman’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder generally consists of (i) an annual base salary of $146,584, subject to annual adjustments, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Falke in January 2018 (effective February 2018). Mr. Falke’s employment agreement was initially for a one-year term, subject to extension upon mutual consent of Mr. Falke and the Company. The compensation payable under Mr. Falke’s employment agreement generally consists of (i) an annual base salary of not less than $300,000, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

For a description of the process by which the annual base salary adjustments and the cash performance incentives are determined, please refer to “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement.

In addition, each of the above-described employment agreements contains severance provisions which provide for certain payments to be made by us to the named executive officers upon the occurrence of certain events that result in termination of employment, including upon a “fundamental change.” Each employment agreement also includes a covenant by the employee not to compete with us during the term of his employment and for a period of one year thereafter. For a description of the severance provisions contained in the employment agreements, please refer to “Termination of Employment and Change in Control Arrangements” beginning on page 44 of this proxy statement.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the named executive officers’ outstanding stock options and restricted stock awards as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lawrence A. Cohen	—	—	—	—	—	65,042	442,286	(a)
	—	—	—	—	—	51,460	349,928	(b)	—		—
	—	—	—	—	—	17,000	115,600	(c)	—		—
	—	—	—	—	—	—	—		97,562	(d)	663,422
	—	—	—	—	—	—	—		77,851	(e)	529,387
	—	—	—	—	—	—	—		26,114	(f)	177,575

Brett D. Lee	—	—	—	—	—	35,014	238,095	(a)	—		—
	—	—	—	—	—	20,907	141,168	(g)	—		—
	—	—	—	—	—	—	—		52,521	(d)	357,143
	—	—	—	—	—	—	—		46,805	(h)	318,274

Carey P. Hendrickson	—	—	—	—	—	32,059	218,001	(a)	—		—
	—	—	—	—	—	25,730	174,964	(b)	—		—
	—	—	—	—	—	8,500	57,800	(c)	—		—
	—	—	—	—	—	—	—		48,089	(d)	327,005
	—	—	—	—	—	—	—		38,362	(e)	260,862
	—	—	—	—	—	—	—		13,057	(f)	88,788

David R. Brickman	—	—	—	—	—	26,445	179,826	(a)	—		—
	—	—	—	—	—	15,438	104,978	(b)	—		—
	—	—	—	—	—	5,100	34,680	(c)	—		—
	—	—	—	—	—	—	—		39,668	(d)	269,742
	—	—	—	—	—	—	—		31,634	(e)	215,111
	—	—	—	—	—	—	—		7,834	(f)	53,271

Jeremy D. Falke	—	—	—	—	—	14,389	97,845	(i)	—		—
	—	—	—	—	—	—	—		—		—
	—	—	—	—	—	—	—		—		—

(1)	Calculated by reference to the closing price for shares of our common stock on the NYSE on December 31, 2018, which was $6.80 per share.

(a)	Represents shares of restricted stock granted on March 27, 2018 which vest in installments of 33%, 33%, and 34% on March 27, 2019, March 27, 2020, and March 27, 2021, respectively.

(b)

Represents the remaining shares of time-based restricted stock (second and third tranches) granted on March 28, 2017 which vest in installments of 33%, 33%, and 34% on March 28, 2018, March 28, 2019, and March 28, 2020, respectively.

(c)

Represents the remaining shares of time-based restricted stock (third tranche) granted on February 24, 2016 which vest in installments of 33%, 33%, and 34% on February 24, 2017, February 24, 2018, and February 24, 2019, respectively.

(d)	Represents shares of restricted stock subject to certain performance-based vesting conditions granted on March 27, 2018 which vest on March 27, 2021.

(e)	Represents shares of restricted stock subject to certain performance-based vesting conditions granted on March 28, 2017 which vest on March 28, 2020.

(f)

Represents shares of restricted stock subject to certain performance-based vesting conditions granted on February 24, 2016 which vest in installments of 33%, 33%, and 34% on February 24, 2017, February 24, 2018, and February 24, 2019, respectively.

(g)

Represents the remaining shares of time-based restricted stock granted on September 20, 2017 which vest in installments of 33%, 33%, and 34% on September 20, 2018, September 20, 2019, and September 20, 2020, respectively.

(h)	Represents the remaining shares of restricted stock subject to certain performance-based vesting conditions granted on September 20, 2017 which vest on September 20, 2020.

(i)	Represents shares of restricted stock granted on February 23, 2018 which vest in installments of 33%, 33%, and 34% on February 23, 2019, February 23, 2020, and February 23, 2021, respectively.

2018 Option Exercises and Stock Vested

The following table presents the amounts each named executive officer received in 2018 upon the value realized upon the vesting of restricted stock awards. The value realized on the vesting of restricted stock does not account for the personal tax liability incurred by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lawrence A. Cohen	—	—	99,259	$1,098,793
Brett D. Lee	—	—	10,297	$91,025
Carey P. Hendrickson	—	—	49,505	$548,048
David R. Brickman	—	—	31,598	$349,352
Jeremy D. Falke	—	—	—	$—

(1)

The value realized on vesting is based on the market price of our common stock, which is calculated based upon the closing price of our common stock on the business day immediately preceding the vesting date.

Termination of Employment and Change in Control Arrangements

Employment Agreements

As previously discussed, we have entered into an employment agreement with each of our named executive officers, which, among other things, provides for severance benefits to be paid upon an involuntary termination of the named executive officer’s employment or the occurrence of certain other events that may affect the named executive officer, with the amounts of such benefits varying based upon such individual’s position with us. Each employment agreement contains a non-competition provision. In addition, pursuant to such employment agreements, each named executive officer has agreed that he will not, either during the term of his employment with us or at any time thereafter, divulge, communicate, use to our detriment or for the benefit of another, or make or remove any copies of, our confidential information or proprietary data or information. Such confidentiality obligations do not apply to information which is or becomes generally available to the public other than as a result of disclosure by the named executive officer, is known to him prior to his employment with us from other sources, or is required to be disclosed by law or regulatory or judicial process.

Brett D. Lee

If we terminate Mr. Lee’s employment because of death or disability or for any reason other than for “cause,” or if Mr. Lee voluntarily resigns for “good reason,” then Mr. Lee will be entitled to:

•	receive his base salary for the balance of the term of the agreement, but not less than one year from the date of the notice of termination;

•	retain all stock awards that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If Mr. Lee’s employment is terminated for any other reason, then we are to pay Mr. Lee his base salary and earned bonus up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

A resignation by Mr. Lee will not be deemed to be voluntary and will be deemed to be a resignation for “good reason” if it is based upon (i) a material diminution in Mr. Lee’s duties or base salary, which is not part of an overall diminution for all of our executive officers, or (ii) our material breach of our obligations to Mr. Lee under his employment agreement.

A termination of Mr. Lee’s employment by us will be deemed to be “for cause” if it is based upon (i) Mr. Lee being charged with and then convicted of any misdemeanor or any felony involving personal dishonesty, (ii) disloyalty by Mr. Lee to us, including, but not limited to, embezzlement, or (iii) Mr. Lee’s failure or refusal to perform his duties in accordance with his employment agreement.

Termination in Conjunction with a Fundamental Change.    If Mr. Lee’s employment is terminated in conjunction with a “fundamental change” of us, Mr. Lee will be entitled to receive the same severance payments and benefits described above (not in conjunction with a “fundamental change”), except that Mr. Lee will be entitled to receive his base salary plus his annual bonus paid during the term of his employment agreement in the past 12 months for two years. Under Mr. Lee’s employment agreement, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

Non-Competition.    Pursuant to his employment agreement, Mr. Lee agreed that for a period of one year after any termination of his employment and after receipt of the last payment pursuant to his employment agreement, he will not, directly or indirectly, commence doing business which is in competition with all or any portion of our business in any state in which we then operate, own, or are in the process of developing more than three facilities. Mr. Lee’s ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding will not constitute a violation of these restrictions.

Note, Mr. Lee’s employment with the Company was terminated effective February 28, 2019, and he will receive separation payments pursuant to his employment agreement.

Carey P. Hendrickson

Termination Not in Conjunction with a Fundamental Change.    If we terminate the employment of Mr. Hendrickson because of death or disability or for any reason other than for “cause,” or if Mr. Hendrickson voluntarily resigns for “good reason,” then Mr. Hendrickson will be entitled to:

•	receive his base salary for the balance of the term of the agreement and any earned bonus up to and through the date of termination;

•	retain all stock awards that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If Mr. Hendrickson’s employment is terminated for any other reason, then we are to pay Mr. Hendrickson his base salary and earned bonus up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

A resignation by Mr. Hendrickson will not be deemed to be voluntary and will be deemed to be a resignation for “good reason” if it is based upon (i) a material diminution in Mr. Hendrickson’s duties or base salary, which is not part of an overall diminution for all of our executive officers, or (ii) our material breach of our obligations to Mr. Hendrickson under his employment agreement.

A termination of Mr. Hendrickson’s employment by us will be deemed to be “for cause” if it is based upon (i) Mr. Hendrickson being charged with and then convicted of any misdemeanor or any felony involving personal dishonesty, (ii) disloyalty by Mr. Hendrickson to us, including, but not limited to, embezzlement, or (iii) Mr. Hendrickson’s failure or refusal to perform his duties in accordance with his employment agreement.

Termination in Conjunction with a Fundamental Change.    If Mr. Hendrickson’s employment is terminated in conjunction with a “fundamental change” of us, Mr. Hendrickson will be entitled to receive the same severance payments and benefits described above (not in conjunction with a “fundamental change”), except that Mr. Hendrickson will be entitled to receive his base salary plus his annual bonus paid during the term of his employment agreement in the past 12 months for two years. Under Mr. Hendrickson’s employment agreement, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

Non-Competition.    Pursuant to his employment agreement, Mr. Hendrickson agreed that for a period of one year after any termination of his employment and after receipt of the last payment pursuant to his employment agreement, he will not, directly or indirectly, commence doing business which is in competition with all or any portion of our business in any state in which we then operate, own, or are in the process of developing more than three facilities. Mr. Hendrickson’s ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding will not constitute a violation of these restrictions.

David R. Brickman

If we terminate Mr. Brickman’s employment because of death or disability or for any reason other than for “cause,” including a “fundamental change,” or if Mr. Brickman voluntarily resigns for “good reason,” then Mr. Brickman will be entitled to:

•	receive his base salary and annual bonus paid during the past 12 month period for two years from the date of the notice of termination;

•	retain all of his stock options that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If Mr. Brickman’s employment is terminated for any other reason, then we are to pay Mr. Brickman his base salary up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

Pursuant to Mr. Brickman’s employment agreement, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

A resignation by Mr. Brickman will not be deemed to be voluntary and will be deemed to be a resignation for “good reason” if it is based upon (i) a material diminution in Mr. Brickman’s base salary, which is not part of an overall diminution for all of our executive officers, or (ii) our material breach of our obligations to Mr. Brickman under his employment agreement or under our stock incentive plan.

A termination of Mr. Brickman’s employment by us will be deemed to be “for cause” if it is based upon (i) Mr. Brickman being charged with and then convicted of any misdemeanor or any felony involving personal dishonesty, (ii) disloyalty by Mr. Brickman to us, including, but not limited to, embezzlement, or (iii) Mr. Brickman’s failure or refusal to perform his duties in accordance with his employment agreement based on a standard of reasonableness.

Non-Competition.     Pursuant to his employment agreement, Mr. Brickman agreed that for one year after termination of his employment and receipt of the last payment pursuant to his employment agreement, he will not, directly or indirectly, commence doing business which is in competition with all or any portion of our business in any state in which we then operate, own, asset manage, or are in the process of developing more than two facilities. Mr. Brickman’s ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding will not constitute a violation of these restrictions.

Jeremy D. Falke

If we terminate Mr. Falke’s employment because of death or disability or for any reason other than for “cause,” including a “fundamental change,” or if Mr. Falke voluntarily resigns for “good reason,” then Mr. Falke will be entitled to:

•

receive his base salary for the balance of the term of his employment agreement (but not less than one year from the date of the notice of termination) (if the termination is due to a “fundamental change”, Mr. Falke will be entitled to receive his base salary and annual bonus paid during the past 12 month period for two years from the date of the notice of termination);

•	retain all of his stock awards that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If Mr. Falke’s employment is terminated for any other reason, then we are to pay Mr. Falke his base salary and earned bonus up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

Pursuant to Mr. Falke’s employment agreement, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

A resignation by Mr. Falke will not be deemed to be voluntary and will be deemed to be a resignation for “good reason” if it is based upon (i) a material diminution in Mr. Falke’s duties or base salary, which is not part of an overall diminution for all of our executive officers, or (ii) our material breach of our obligations to Mr. Falke under his employment agreement.

A termination of Mr. Falke’s employment by us will be deemed to be “for cause” if it is based upon (i) Mr. Falke being charged with and then convicted of any misdemeanor or any felony involving personal dishonesty, (ii) disloyalty by Mr. Falke to us, including, but not limited to, embezzlement, or (iii) Mr. Falke’s failure or refusal to perform his duties in accordance with his employment agreement.

Non-Competition.    Pursuant to his employment agreement, Mr. Falke agreed that for one year after termination of his employment and receipt of the last payment pursuant to his employment agreement, he will not, directly or indirectly, commence doing business which is in competition with all or any portion of our business in any state in which we then operate, own, asset manage, or are in the process of developing more than three facilities. Mr. Falke’s ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding will not constitute a violation of these restrictions.

The 2007 Stock Incentive Plan

Pursuant to the 2007 Stock Incentive Plan, in the event of a “change in control” transaction, unless otherwise expressly provided under the terms of an award or by the Compensation Committee prior to such transaction:

•

all outstanding awards (except performance awards which will be governed by their express terms) will become fully exercisable, nonforfeitable, or the restricted period will terminate, as the case may be; and

•

the Compensation Committee will have the right to cash out some or all outstanding non-qualified stock options, stock appreciation rights and shares of restricted stock on the basis of the highest price per share paid in any transaction reported on the NYSE or paid or offered in any bona fide transaction related to a “change in control” during the immediately preceding 60-day period, in each case as determined by the Compensation Committee (except that the cash out for stock appreciation rights related to incentive stock options will be based on transaction reported for the date on which the holder exercises the stock appreciation rights or, if applicable, the date on which the cash out occurs).

For purposes of the 2007 Stock Incentive Plan, a “change in control” generally means the first to occur of:

•

the consummation of a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets that requires the consent or vote of the holders of our common stock, other than where such holders immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

•	our stockholders approve any plan or proposal for our liquidation or dissolution;

•

the cessation of control (by virtue of their not constituting a majority of our directors) of our Board by the individuals who (i) on the effective date of such transaction were our directors or (ii) subsequently become our directors and whose election or nomination by our stockholders was approved by at least two-thirds of our directors then in office who were our directors at the effective date of such transaction or whose election or nomination was previously so approved;

•

the acquisition of beneficial ownership of 20% or more of the voting power of our outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on the effective date of such transaction, or the acquisition of beneficial ownership of an additional five percent of such voting power by any person or group who beneficially owned at least 15% of such voting power on the effective date of the transaction; provided, however, there is no “change in control” for acquisitions where the acquiror is (i) a trustee or other fiduciary holding securities under our employee benefit plan, (i) our wholly-owned subsidiary or a corporation owned, directly or indirectly, by our stockholders in the same proportions as their ownership of our voting securities; or

•	in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving us to a case under Chapter 7.

Restricted Stock Award Agreements and Performance Award Agreements

When our named executive officers are awarded shares of restricted stock under the 2007 Stock Incentive Plan with time-based vesting provisions, each of them enters into a restricted stock award agreement with us. These restricted stock award agreements generally provide that, if the holder’s employment with us is terminated for any reason before the vesting date for the restricted shares, the restricted shares that have not previously vested will, automatically and without notice, terminate and be permanently forfeited as of such date, except that all unvested shares will vest in connection with the holder’s death or disability or in the event of a change in control.

In addition, when our eligible named executive officers are awarded shares of performance-based restricted stock under the 2007 Stock Incentive Plan, each of them enters into a performance award agreement with us. These performance award agreements generally provide that (1) if the holder’s employment with us is terminated for any reason before the vesting date for the performance shares, the performance shares that have not previously vested will, automatically and without notice, terminate and be permanently forfeited as of such date, and (2) the holder’s right to receive the specified percentage of performance shares that do not vest as a result of our failure to achieve the applicable performance measures will be automatically terminated and permanently forfeited; provided, that any performance shares that have not been forfeited pursuant to clause (2) above, will vest in connection with the holder’s death or disability or in the event of a change in control with respect to performance shares granted prior to fiscal 2017. With respect to performance shares granted in 2017, if the Committee has not made provision for the substitution, assumption, exchange or other continuation of the award in connection with a change in control, the unvested award shall fully vest immediately prior to the change in control.

Potential Realizable Value of Equity Awards Upon a Change in Control Without Termination

Under the 2007 Stock Incentive Plan, in the event of a “change in control” the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to our named executive officers (other than Mr. Cohen) pursuant to the 2007 Stock Incentive Plan, assuming that:

•

an event which constituted a “change in control” under the 2007 Stock Incentive, as described above, was consummated on December 31, 2018, and the Compensation Committee has not determined that it is effective as of any other date;

•

the Compensation Committee has not expressly provided that the acceleration and cash-out provisions of the 2007 Stock Incentive Plan, each as described above, are not applicable to such “change in control” prior to its consummation; and

•	the portion of any award that is accelerated and cashed-out pursuant to the 2007 Stock Incentive Plan is not limited by Section 280G of the Code.

	Potential Realizable Value(1)
Brett D. Lee	$1,055,680	(2)
Carey P. Hendrickson	$1,127,420
David R. Brickman	$857,609
Jeremy D. Falke	$97,845

(1)	Calculated in accordance with SEC rules by reference to the closing price for our common stock on the NYSE on December 31, 2018, which was $6.80. Assuming that the Compensation Committee, in accordance with the 2007 Stock Incentive Plan, determined that the highest price per share for our common stock paid in any transaction reported on the NYSE or paid or offered in any bona fide transaction related to a “change in control” during the 60-day period immediately preceding December 31, 2018 was $10.33, which was the highest price per share for our common stock on the NYSE on November 7, 2018, the amounts payable to Messrs. Lee, Hendrickson, Brickman and Falke would be $1,603,702, $1,712,683, $1,302,809, and $ 148,638, respectively.

(2)	Mr. Lee terminated employment with the Company effective February 28, 2019.

Our named executive officers are entitled to certain payments and benefits in connection with a termination of employment or change in control followed by termination of employment, as described below. Post-termination arrangements for Mr. Cohen, who retired from the Company effective December 31, 2018, are discussed separately at the end of this section.

Payments Upon Termination Without a Fundamental Change or Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our named executive officers (other than Mr. Cohen) assuming that:

•	each named executive officer’s employment with us was terminated on December 31, 2018;

•

the base salary and annual bonus earned by each named executive officer for his services to us for the period from January 1, 2018 through December 31, 2018 has been fully paid to such named executive officer; and

•

such termination was not in connection with an event that constituted a “change in control” under the 2007 Stock Incentive Plan or a “fundamental change” under any named executive officer’s employment agreement.

Total Termination Benefits ($)
Brett D. Lee
• Termination by us because of Mr. Lee’s disability or death or for any reason other than for “cause,” or termination by Mr. Lee for “good reason”(1)(2)	$592,302
• Termination for “cause”(3)	27,592
Carey P. Hendrickson
• Termination by us because of Mr. Hendrickson’s disability or death or for any reason other than for “cause,” or termination by Mr. Hendrickson for “good reason”(4)	$1,205,667
• Termination for “cause”(5)	15,753
David R. Brickman
• Termination by us because of Mr. Brickman’s disability or death or for any reason other than for “cause,” or termination by Mr. Brickman for “good reason”(6)	$996,260
• Termination for “cause”(7)	64,988
Jeremy D. Falke
• Termination by us because of Mr. Falke’s disability or death or for any reason other than for “cause,” or termination by Mr. Falke for “good reason”(8)	$265,150
• Termination for “cause”(9)	5,919

(1)

Represents base salary for the balance of the term of Mr. Lee’s employment agreement (through September 11, 2019), Mr. Lee’s earned bonus through December 31, 2018 and accrued vacation pay of $27,592 as of December 31, 2018.

(2)	Mr. Lee’s employment with the Company was terminated effective February 28, 2019. He will receive separation payments pursuant to his employment agreement.

(3)	Represents accrued vacation pay as of December 31, 2018.

(4)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 31, 2018 and accrued vacation pay of $15,753 as of December 31, 2018.

(5)	Represents accrued vacation pay as of December 31, 2018.

(6)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 31, 2018 and accrued vacation pay of $64,988 as of December 31, 2018.

(7)	Represents accrued vacation pay as of December 31, 2018.

(8)	Represents base salary payable for one year from December 31, 2018, and accrued vacation pay of $5,919 as of December 31, 2018.

(9)	Represents accrued vacation pay as of December 31, 2018.

Payments Upon Termination in Connection with a Fundamental Change and Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our named executive officers (other than Mr. Cohen) assuming that:

•	each named executive officer’s employment with us was terminated on December 31, 2018;

•

the base salary and annual bonus earned by each named executive officer for his services to us for the period from January 1, 2018 through December 31, 2018 has been fully paid to such named executive officer;

•

such termination was in connection with an event that constituted a “change in control” under the 2007 Stock Incentive Plan and a “fundamental change” under each named executive officer’s employment agreement, which was consummated on December 31, 2018, and the Compensation Committee has not determined that it is effective as of any other date;

•

the Compensation Committee has not expressly provided that the acceleration and cash-out provisions of the 2007 Stock Incentive Plan, as described above, are not applicable to such event prior to its consummation; and

•	the portion of any award that is accelerated and cashed-out pursuant to the 2007 Stock Incentive Plan is not limited by Section 280G of the Code.

	Cash Severance Payment ($)		Acceleration and Cash-Out of Equity Awards ($)(1)	Total Termination Benefits ($)
Brett D. Lee	$1,157,012	(2)(3)	$1,055,680	$2,212,692
Carey P. Hendrickson	1,205,667	(4)	$1,127,420	$2,333,087
David R. Brickman	$996,260	(5)	$857,609	$1,853,869
Jeremy D. Falke	$524,381	(6)	$97,845	$622,226

(1)

Calculated in accordance with SEC rules by reference to the closing price for our common stock on the NYSE on December 31, 2018, which was $6.80. Assuming that the Compensation Committee, in accordance with the 2007 Stock Incentive Plan, determined that the highest price per share for our common stock paid in any transaction reported on the NYSE or paid or offered in any bona fide transaction related to a “change in control” during the 60-day period immediately preceding December 31, 2018 was $10.33, which was the highest price per share for our common stock on the NYSE on November 7, 2018, the amounts payable to Messrs. Lee, Hendrickson, Brickman and Falke would be $1,603,702, $1,712,683, $1,302,809, and $ 148,638, respectively.

(2)	Represents base salary and annual bonus paid during the term of Mr. Lee’s employment agreement for two years from December 31, 2018 and accrued vacation pay of $27,592 as of December 31, 2018.

(3)	Mr. Lee’s employment with the Company was terminated effective February 28, 2019. He will receive separation payments pursuant to his employment agreement.

(4)	Represents base salary and annual bonus paid during the term of Mr. Hendrickson’s employment agreement for two years from December 31, 2018 and accrued vacation pay of $15,753 as of December 31, 2018.

(5)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 31, 2018 and accrued vacation pay of $64,988 as of December 31, 2018.

(6)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 31, 2018, and accrued vacation pay of $5,919 as of December 31, 2018.

Retirement and Separation Agreement with Mr. Cohen

In connection with Mr. Cohen’s retirement from the Company on December 31, 2018, the Company entered into an agreement with Mr. Cohen regarding his retirement benefits. Under the terms of the agreement, Mr. Cohen agreed to provide a general release of claims in favor of the Company; comply with various restrictive covenants regarding: (i) non-competition for 12 months following his retirement, (ii) non-solicitation of Company employees for 24 months following his retirement, (iii) confidentiality and use of certain information, (iv) non-disparagement, and (v) cooperation; and provide consulting services to the Company for 24 months following his retirement as requested by the Company. He also resigned from his positions as Vice Chairman of the Board and as a director of the Company. The Company agreed to pay Mr. Cohen aggregate consulting consideration totaling $2,555,252.84 in substantially equal installments for a two-year period following his retirement; accelerate the vesting of outstanding and unvested time-based restricted stock awards granted to Mr. Cohen on March 27, 2018, March 28, 2017 and February 24, 2016 under the 2007 Stock Incentive Plan, and for purposes of the outstanding and unvested performance-based restricted stock awards granted to Mr. Cohen on February 24, 2016, allow the remaining unvested shares to continue vesting subject to achievement of the applicable performance metrics thereunder (Mr. Cohen forfeited the remaining unvested tranches of performance-based restricted stock awards that had been granted to him on March 28, 2017 and March 27, 2018). Furthermore, while the agreement allowed Mr. Cohen to participate in the Company’s 2018 Annual Incentive Plan, as previously described, he did not earn any bonus in respect of the Company’s 2018 performance.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Lawrence Cohen. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Regulation S-K Item 402(u). The ratio of Mr. Cohen’s annual total compensation for 2018, as reported in the Summary Compensation Table in this proxy statement, to the median employee annual total compensation determined on the same basis was 134:1. For 2018, the annual total compensation of our median employee (other than Mr. Cohen) was $20,663. To identify the median employee, we prepared a list of all active Capital Senior Living employees as of December 31, 2018. The consistently applied compensation measure used to identify the median employee was annualized gross earnings paid in 2018. We annualized gross earnings for each active employee by dividing gross earnings by the number of active pay periods for each individual, then multiplying by 26 pay periods in 2018.

2018 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by our non-employee directors in 2018. Mr. Cohen did not receive any compensation for his services as a director during 2018. Please refer to the

Summary Compensation Table above for the compensation received by Mr. Cohen for his services as an executive officer during 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Philip A. Brooks	$71,500	$120,006	—	—	$191,506
Kimberly S. Lody	269,500	120,006	—	—	389,506
E. Rodney Hornbake	61,000	120,006	—	—	181,006
Jill M. Krueger	105,000	120,006	—	—	225,006
Ronald A. Malone	280,500	120,006	—	—	400,506
Ed A. Grier	71,500	120,006	—	—	191,506
Michael W. Reid	342,000	120,006	—	—	462,006
Ross B. Levin	65,500	120,006	—	—	185,506
Paul J. Isaac	67,000	120,006	—	—	187,006

During 2018, we did not maintain any pension or deferred compensation arrangements for our directors.

(1)

Represents an annual retainer fee and compensation for attendance at Board and committee meetings during 2018. See “—Compensation of Directors During 2018—Cash Compensation” below for more information.

(2)

Amounts reflect the aggregate grant date fair value of the equity award computed in accordance with ASC 718, and represents 11,226 restricted stock units, with each unit representing the right to receive one share of the Company’s common stock, granted pursuant to the 2007 Stock Incentive Plan on May 10, 2018, which vest in full on May 10, 2019; provided, however, that, in lieu of receiving such award, Messrs. Brooks, Hornbake, and Reid each elected to receive 11,226 shares of restricted stock, which also vest in full on May 10, 2019. These are the only shares of restricted stock and restricted stock units that were held by the non-employee directors and outstanding as of December 31, 2018.

Compensation of Directors During 2018

The key elements of the compensation payable to our non-employee directors are as follows:

Cash Compensation

For their services to us, our non-employee directors each received an annual retainer of $55,000 (in addition to the committee retainers and meeting fees discussed below). In addition, the independent Chairman of our Board (Mr. Reid), the Chairman of the Audit Committee (Ms. Krueger), the Chairman of the Nominating and Corporate Governance Committee (Mr. Malone), and the Chairman of the Compensation Committee (Ms. Lody), each received an additional annual retainer of $50,000, $20,000, $10,000 and $15,000, respectively, for serving as the Chairpersons of the board or such committees in 2018. The board and committee annual retainers are paid on a quarterly basis at the end of each quarter. During 2018, our non-employee directors also each received $1,500 for each committee meeting they attended and were reimbursed for their expenses in attending Board and committee meetings.

In connection with Mr. Cohen’s retirement and the subsequent CEO transition, Ms. Lody, Mr. Malone, and Mr. Reid served on an ad hoc Board Oversight Committee in 2018. The primary function of the Board Oversight Committee was to oversee the management and operations of the Company until a successor CEO was appointed. Members of this committee met with management on a weekly basis and in light of their significant time commitment during this critical period of transition, each member of the Board Oversight Committee received an initial one-time retainer fee ($30,000 for each of Ms. Lody and Mr. Malone; $35,000 for Mr. Reid) as well as additional monthly retainers ($30,000 per month for each of Ms. Lody and Mr. Malone; $35,000 per month for Mr. Reid) until Ms. Lody was appointed as CEO.

Separately, Ms. Krueger and Messrs. Malone, Reid, and Grier served on an ad hoc Search Committee in 2018 to identify Mr. Cohen’s successor. For their service on the Search Committee, each director received $6,000 in meeting fees ($1,500 per meeting for the four meetings convened in 2018). In addition, Mr. Malone received a one-time initial retainer fee of $10,000 for his service on the Search Committee.

Equity Compensation

For their services to us, our non-employee directors each receive an equity grant effective immediately following the Annual Meeting with a value of $120,000 on the date of grant. Accordingly, on May 10, 2018, the Compensation Committee granted each of our non-employee directors 11,226 shares of restricted stock pursuant to the 2007 Stock Incentive Plan, which vest in full on May 10, 2019.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or has or had any relationship requiring disclosure pursuant to SEC rules. In addition, during 2018, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee;

•	a director of another entity, one of whose executive officers served on the Compensation Committee; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

As previously discussed, Ms. Lody served on the Compensation Committee until she was appointed as the CEO and President of the Company.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence and the compatibility of non-audit services with such independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019.

Audit Committee

JILL M. KRUEGER, CHAIRPERSON

PHILIP A. BROOKS

ED A. GRIER

ROSS B. LEVIN

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy of the Board of Directors

The Board has adopted a statement of policy with respect to transactions involving us and “related persons” (generally our senior officers, directors, nominees for director, persons owning five percent or more of our outstanding common stock, immediate family members of any of the foregoing, or any entity which is owned or controlled by any of the foregoing persons or an entity in which any of the foregoing persons has a substantial ownership interest or control). The policy generally covers any related person transaction involving amounts greater than $25,000 in which a related person has a direct or indirect material interest.

Under the policy, each related person transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party and must be approved by the Audit Committee. Pursuant to the policy, at the first regularly scheduled meeting of the Audit Committee each calendar year, members of our management will recommend related person transactions to be entered into by us for that year, including the proposed aggregate value of any such transaction. After review, the Audit Committee will approve or disapprove each such related person transaction. No member of the Audit Committee will participate in any discussion or approval of a related person transaction for which he or she is a related person, except that such member will provide all material information concerning the related person transaction. At each subsequently scheduled meeting of the Audit Committee, members of our management will update the Audit Committee as to any material change with respect to each approved related person transaction.

In the event that our management recommends any further related person transactions subsequent to the first meeting of the Audit Committee in a particular calendar year, such transactions may be presented to the Audit Committee for approval or disapproval, or preliminarily entered into by members of our management subject to ratification by the Audit Committee. However, if the Audit Committee ultimately declines to ratify any such related person transaction, our management will make all reasonable efforts to cancel or annul the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of shares of our common stock, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2018 were timely made.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee has appointed Ernst & Young LLP, independent auditors, to be our principal independent auditors and to audit our consolidated financial statements for the fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since October 3, 2006.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee has the responsibility for the selection of our independent auditors. Although stockholder ratification is not required for the selection of Ernst & Young LLP, and although such ratification will not obligate us to continue the services of such firm, the Board is submitting the selection for ratification with a view towards soliciting our stockholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee must then determine whether to appoint other auditors before the end of the current fiscal year and, in such case, our stockholders’ opinions would be taken into consideration.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019.

FEES PAID TO INDEPENDENT AUDITORS

The aggregate fees billed by Ernst & Young LLP for fiscal years 2018 and 2017 were as follows:

Services Rendered	2018	2017
Audit fees(1)	$1,037,000	$1,128,500
Audit-Related fees(2)	23,000	35,250
Tax fees(3)	—	—
All other fees	—	—

Total	$1,060,000	$1,163,750

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Includes fees associated with tax compliance, tax advice and tax planning.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP’s independence and has concluded that it is.

The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee is responsible for the engagement of the independent auditor to provide permissible non-audit services, which require pre-approval by the Audit Committee (other than with respect to de minimis exceptions described in the rules of the NYSE or the SEC that are approved by the Audit Committee). The Audit Committee ensures that approval of non-audit services by the independent auditor are disclosed to investors in periodic reports filed with the SEC.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL 3)

We are submitting an Advisory Vote on Compensation to our stockholders.

As described in the Compensation Discussion and Analysis section of this proxy statement (beginning on page 19), the following key objectives are the cornerstone of our executive compensation program:

•	establish competitive target pay in line with those with whom we compete for executive level talent;

•	retain talented individuals;

•	designs revolving around a strong link between executive pay and company performance;

•	prudent risk taking by executives;

•	aligning our goals, efforts and results through a comprehensive executive compensation design, process and overall package; and

•	continually engaging stockholders in the overall process.

We believe these objectives collectively link compensation to overall Company performance and directly link compensation to the objectives set forth in our 2018 business plan that was developed with our Board of Directors. These objectives help ensure that the interests of our named executive officers are closely aligned with the interests of our stockholders.

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓  At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (including 77% for our CEO).

✓  Double Trigger Vesting: We provide for double-trigger cash severance and equity vesting for termination of employment following a change-of-control.

✓  Robust Stock Ownership Guidelines: We have Stock Ownership Guidelines for both executives and directors.

✓  Clawback Policy: Our named executive officers are subject to a robust recoupment policy that applies to cash and equity-based incentive compensation in the event the Company is required to restate its financial statements.

✓  Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.

✓  Caps on Incentive Payout: We cap incentive payouts for each named executive officer at a specified percentage of base pay for such officer.

✓  Shareholder Engagement: We engage with our shareholders regarding their most-important compensation concerns, and, as described herein, implement practices to address such concerns.

×   No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our named executive officers.

×   No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.

×   No Pledging: We prohibit the pledging of the Company’s stock by directors and officers of the Company.

×   No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.

×   No Discount Grants: We do not provide for grants of equity below fair market value.

×   No Excessive Perquisites or Special Benefits: Our named executive officers are only eligible to participant in benefit plans that are generally available to all of our employees.

×   No Excise Tax Gross-Ups: We do not provide any gross-up payments for so called “golden parachute” payments in the event of a change in control.

×   No Dividends on Unearned PSUs: We do not pay any dividends on unvested PSUs.

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓  Independent Consultant: We use an independent compensation consultant retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

For fiscal 2018, we believe our compensation programs, which are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased stockholder value, delivered payments commensurate with our financial performance.

•	Emphasis on Pay for Performance.

•

For 2018, a significant portion of the total compensation opportunity available to our named executive officers who were eligible to participate in our Incentive Compensation Plan was linked to the achievement of specified corporate and individual goals. Adjusted CFFO per share, adjusted EBITDAR, same store facility net operating income, and net debt to EBITDAR ratio were the key metrics for corporate goals under our Incentive Compensation Plan for 2018. We believe these metrics provide for a balanced approach to measuring annual Company performance. See Appendix B for a discussion of such metrics.

•

We further link compensation and performance through grants of performance-based equity awards to our named executive officers, whose vesting is subject to our achievement of certain performance targets over a three-year period, which is primarily designed to encourage our named executive officers to focus on our long-term performance.

•

The four primary components of our executive compensation program are designed to provide a target value for compensation that is competitive with our peers and will attract and retain the talented executives necessary to execute on the Company’s strategic plan.

•	Our target pay mix is aggressively weighted toward long-term performance-based pay-at-risk to align executive payouts with excellent performance.

•	The Compensation Committee decided that it would not be appropriate to pay any bonuses to our named executive officers for 2018 in light of the decline in the Company’s stock price during 2018.

•	Stockholder Feedback and Company Response

•

The Compensation Committee carefully considers the views of the Company’s stockholders as part of its annual compensation review process. Conversations the Company had with its investors and proxy advisory firms following the 2018 advisory vote on executive compensation were considered along with current market practices and general investor concern over certain pay practices.

•	As previously disclosed, the Company has made changes to its overall compensation program in the last few years in response to the feedback received from its stockholders, including the following:

•	Implemented 3-Year Cumulative Long-Term Goals in LTI Program;

•	Implemented Double Trigger for Equity Award Acceleration;

•	Changed the LTI Program Design to Include a Relative TSR Modifier; and

•	Changed the LTI mix to 60% performance-based restricted shares and 40% time-based restricted shares (from 50%/50%) to further emphasize performance-based pay.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee. The SEC rules adopted in response to the matters pertaining to executive compensation in the Dodd-Frank Act did not specify a voting standard for this proposal. As a result, pursuant to our Bylaws, assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, at the Annual Meeting is required to approve, on an advisory basis, this Proposal 3.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

APPROVAL OF THE CAPITAL SENIOR LIVING CORPORATION

2019 OMNIBUS STOCK AND INCENTIVE PLAN

(PROPOSAL 4)

Summary of 2019 Stock Incentive Plan

In March 2019, upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, which we refer to as the “2019 Stock Incentive Plan,” and has directed that it be submitted for the approval of our stockholders. The 2019 Stock Incentive Plan will become effective on the date it is approved by our stockholders. Upon approval of the 2019 Stock Incentive Plan, the 2007 Incentive Plan will terminate and no additional awards will be granted under that plan. The material features of the 2019 Stock Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2019 Stock Incentive Plan, which is attached to this proxy statement as Appendix “C.”

On March 28, 2019, the last sale price of our common stock on the New York Stock Exchange was $4.00 per share.

Our stockholders are requested to approve the 2019 Stock Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2019 Stock Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Overhang and Historical Annual Share Usage

While equity-based awards are an important component of our long-term incentive compensation plan, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards to minimize stockholder dilution. Stockholder approval of the 2019 Stock Incentive Plan will enable us to continue to effectively incentivize our employees and directors while maintaining reasonable overhang and burn rates.

Overhang

As of the record date of the Annual Meeting, we had approximately 917,949 shares of our common stock subject to outstanding full-value awards, 147,239 stock options outstanding with a weighted average remaining contractual life of 9.85 years and a weighted average exercise price of $7.46 per share, no stock appreciation rights outstanding, and 434,785 shares of our common stock available for future awards under the 2007 Stock Incentive Plan, which together represented approximately 5.0% of the shares of our common stock outstanding (the “Overhang Percentage”) as of the record date. The 2.25 million additional shares of our common stock proposed to be included in the share reserve under the 2019 Stock Incentive Plan would increase the Overhang Percentage to approximately 12.4%.

Share Usage

The annual share usage under the 2007 Stock Incentive Plan for the last three fiscal years was as follows:

Key Equity Metrics		Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Three-Year Average
A	Shares subject to Awards Granted(1)	687,265	471,470	664,568	607,768
B	Weighted Average Shares Outstanding(2)	28,909,445	29,453,299	29,811,740	29,391,495
C	Burn rate (A/B)	2.38%	1.60%	2.23%	2.07%

(1)

Reflects total number of restricted shares subject to equity awards granted during the fiscal year and does not exclude any cancelled or forfeited awards. Performance-based restricted shares are included in the year vested and not in the year granted.

(2)	Reflects the weighted average shares outstanding used in computing basic and diluted net loss per share.

Key Features of the Plan

The 2019 Stock Incentive Plan includes the following key features that are designed to serve our shareholders’ interests, including the following:

•	A one-year minimum vesting requirement subject to a 5% of available shares carve-out;

•	Dividends and dividend equivalents will only be paid or settled on shares that ultimately vest;

•

Stock options or SARs that are tendered withheld to satisfy tax withholding obligations or through cashless exercise are prohibited from returning to the share pool for reissuance (i.e., no liberal share recycling);

•	Granting of discounted stock options or SARs is prohibited;

•	Repricing, modifying or cash buy-out of outstanding stock options or SARs is prohibited without shareholder approval;

•

Equity awards are subject to a double-trigger requirement for accelerating vesting upon a change in control unless awards are not converted, assumed or replaced by a successor or survivor corporation or parent;

•	Non-employee director compensation (cash plus equity) is limited to $600,000 per non-employee director per annum; and

•	No awards may be transferred for value or consideration.

General

Purpose

The purpose of the 2019 Stock Incentive Plan is to advance the interests of the Company and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, directors, and consultants upon whose efforts and judgment its success is largely dependent.

Eligibility

Awards may be granted pursuant to the 2019 Stock Incentive Plan to any of our present or future employees, consultants and outside directors. Actual selection of any eligible individual to receive an award pursuant to the 2019 Stock Incentive Plan is within the sole discretion of the Compensation Committee. “Incentive stock options” may be granted only to employees, and all other awards may be granted to either employees, consultants or outside directors.

Types of Awards

The 2019 Stock Incentive Plan authorizes the granting of “incentive stock options” and “non-qualified stock options” to purchase shares of our common stock. Unless the context otherwise requires, the term “options” includes both incentive stock options and non-qualified stock options.

The 2019 Stock Incentive Plan also authorizes awards of restricted stock. A restricted stock award is the grant of shares of our common stock that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The vesting and number of shares of a restricted stock award may be selected by the Compensation Committee. Except as otherwise provided in the agreement granting the restricted stock award, the recipient of restricted stock will have all of the rights of a stockholder, including with respect to voting rights and the right to receive dividends.

The 2019 Stock Incentive Plan also authorizes awards intended to be performance-based awards that are payable in stock, cash, or a combination of stock and cash. Any performance-based awards granted will vest upon the achievement of performance objectives. The Compensation Committee will establish the performance measure as well as the length of the performance period.

The 2019 Stock Incentive Plan also authorizes the granting of stock appreciation rights, or SARs. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the fair market value of a share of our common stock on the date of grant of the SAR. SARs may be granted under the 2019 Stock Incentive Plan in tandem with other awards.

The 2019 Stock Incentive Plan also authorizes awards of restricted stock units that, that once vested (based on the criteria the Compensation Committee establishes, which may be based on the passage of time or the attainment of performance-based conditions), may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock (or a combination of stock and cash), earned in respect of such restricted stock unit award of units earned. At the discretion of the Compensation Committee, each restricted stock unit may be credited with dividends paid in respect of each share of stock that the restricted stock unit relates.

Administration

The 2019 Stock Incentive Plan is administered by the Compensation Committee (or if not otherwise delegated, by the Board of Directors). The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2019 Stock Incentive Plan. All decisions and acts of the Compensation Committee shall be final and binding on all participants under the 2019 Stock Incentive Plan.

The Compensation Committee will have the full power and authority under the 2019 Stock Incentive Plan to:

•	Designate participants to receive awards;

•	Determine the type or types of awards to be granted to each participant;

•	Determine the number of awards to be granted and the number of shares to which an award will relate;

•

Determine the terms and conditions of any award granted pursuant to the 2019 Stock Incentive Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;

•

Determine whether, to what extent, and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, shares, other awards, or other property, or an award may be canceled, forfeited, or surrendered;

•	Prescribe the form of each award agreement, which need not be identical for each participant;

•	Decide all other matters that must be determined in connection with an award;

•	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2019 Stock Incentive Plan;

•

To suspend or terminate the 2019 Stock Incentive Plan at any time provided that such suspension or termination does not impair rights and obligations under any outstanding award without written consent of the affected participant;

•	Interpret the terms of, and any matter arising pursuant to, the 2019 Stock Incentive Plan or any award agreement thereunder; and

•

Make all other decisions and determinations that may be required pursuant to the 2019 Stock Incentive Plan or as the Compensation Committee deems necessary or advisable to administer the 2019 Stock Incentive Plan.

Shares of Common Stock Subject to the 2019 Stock Incentive Plan

A total of 2,250,000 shares of our common stock (subject to adjustment as discussed below) may be issued under the 2019 Stock Incentive Plan. To the extent that any share-based award under the 2019 Stock Incentive Plan terminates, expires, is cancelled or is paid in cash, the available shares subject to such award shall remain available shares. The number of available shares at any time will increase automatically by the number of shares reacquired by us on the open market with the cash proceeds we receive from the exercise of options, reduced by any such amounts previously used to purchase such shares. In addition, the number of available shares will increase automatically by any shares of our common stock which (i) are subject to an outstanding option under the 2007 Stock Incentive Plan on the date of the approval of the 2019 Stock Incentive Plan by our stockholders, and (ii) remain subject to an outstanding option under the 2007 Stock Incentive Plan on the date it terminates, expires, is cancelled or is settled in cash.

Granting of Awards

The Compensation Committee may from time to time grant awards in its discretion. In granting awards, the Compensation Committee must take into consideration the contribution the eligible person has made or may be reasonably expected to make to our success and such other factors as the Compensation Committee determines. The number of discretionary grants to be made under the 2019 Stock Incentive Plan in the future to our directors and executive officers, including our named executive officers, and the dollar values of such grants, are not determinable.

Exercise Price of Options

The exercise price of options granted under the 2019 Stock Incentive Plan shall be any price determined by the Compensation Committee, but may not be less than the par value of our common stock, or in the case of incentive stock options, the exercise price may not be less than the fair market value of our common stock on the date of grant. The exercise price of incentive stock options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock.

Price of Restricted Stock

The price, if any, to be paid by a recipient for restricted stock awarded under the 2019 Stock Incentive Plan shall be determined by the Compensation Committee. As a condition to the grant of a restricted stock award, if required by applicable law, the Compensation Committee will require the person receiving the award to pay to us an amount equal to the par value of the restricted stock granted under the award.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an option shall be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, by personal check, by delivery of shares of our common stock if expressly permitted by the terms of the option, by promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended, other property acceptable to the Committee, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of our common stock, the value of the shares surrendered shall be their fair market value on the date surrendered.

Restrictions on Transfer of Awards

No award granted under the 2019 Stock Incentive Plan is transferable otherwise than by will or by the laws of descent and distribution. However, the Committee by express provision in the award or an amendment thereto may permit awards to be transferred (without consideration) to, exercised by and paid to certain persons or entities related to the participant, including, but not limited to, members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Compensation Committee, pursuant to such conditions and procedures as the Compensation Committee may establish.

During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of restricted stock until the shares have vested. Stock certificates representing the restricted stock shall be held by us bearing a legend to restrict transfer of the certificate until the restricted stock has vested. At the time the restricted stock vests, a certificate for the vested shares will be delivered to the participant.

Exercisability of Options

Each option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the option to the extent not inconsistent with the express provisions of the 2019 Stock Incentive Plan. In addition, in the case of the grant of an option to an officer, the Compensation Committee may provide that no shares acquired on the exercise of such option shall be transferable during such six month period following the date of grant of such option.

The Compensation Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable option may be exercised or a restriction will lapse.

Vesting of Restricted Stock

In granting restricted stock awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the restricted stock awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which restricted stock may vest or otherwise waive or amend any conditions in respect of a grant of restricted stock.

Terms of Performance Awards

The Compensation Committee may grant performance awards to any person who is eligible to receive an award pursuant to the 2019 Stock Incentive Plan which are conditioned on the satisfaction of performance objectives, including those comprising one or more of the performance measures under a performance-based award, as the Compensation Committee, in its sole discretion, may select.

Performance-based awards, in the sole discretion of the Compensation Committee, may be made in the form of:

•

Shares or unit equivalents to shares of our common stock (including, without limitation, shares of restricted stock subject to restrictions that will lapse on the basis of the satisfaction of the selected performance measure(s));

•	cash; or

•	a combination of shares of our common stock and cash.

The Compensation Committee shall establish the performance measures which will be required to be satisfied during the performance period in order to earn the amounts specified in a performance-based award, as well as the duration of any performance period, each of which may differ with respect to each covered person, or with respect to separate performance-based awards issued to the same covered person. The performance measures may be one or more (or a combination) of the following:

•

earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, rent (or restructuring) costs, adjusted EBITDA, adjusted EBITDAR, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•	pre-tax income, after-tax income or adjusted net income;

•	earnings per share (basic or diluted);

•	operating profit;

•	revenue, revenue growth or rate of revenue growth;

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	returns on sales or revenues;

•	operating expenses;

•	stock price appreciation;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	cash flow from facility operations (CFFO);

•	facility net operating income (NOI);

•	implementation or completion of critical projects or processes;

•	acquisition financing;

•	cumulative earnings per share growth;

•	operating margin or profit margin;

•	containment of Company expenses,

•	expense targets, reductions and savings, productivity and efficiencies;

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, employee satisfaction, resident satisfaction, human resources management, supervision of litigation and/or information technology goals, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons;

•

personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;

•	any combination of, or a specified increase or decrease in, any of the foregoing; and

•

any other criteria as determined by the Compensation Committee in its sole discretion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index.

Expiration of Options

The expiration date of an option will be determined by the Compensation Committee at the time of the grant. However, unless the terms of the option expressly provide for a different date of termination, the unexercised portion of the option shall automatically and without notice terminate and become null and void on the earlier of:

•	the date that holder ceases to be employed by us, if such cessation is for “Cause,” as defined in the 2019 Stock Incentive Plan;

•

the 90th day following the date on which the holder ceases to be employed by us for any reason other than because of the holder’s death or disability or for Cause (however, the holder will not be considered to have ceased to be employed by us while the holder is on sick leave, military leave, or any other leave of absence approved by us, if the period of such leave does not exceed 90 days, or, if longer, so long as the holder’s right to reemployment with us is guaranteed either by statute or by contract);

•	the first anniversary of the date on which the holder ceased to be employed by us by reason of the holder’s death or disability; or

•	the tenth anniversary of the date of grant the tenth anniversary of the date of grant.

Change in Control

In the event of a change in control, the 2019 Stock Incentive Plan provides for the following treatment of awards unless otherwise provided in an award agreement:

•

Unless converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, all awards shall become fully exercisable, all forfeiture restrictions shall lapse, and, following the consummation of such change in control, all such awards shall terminate and cease to be outstanding.

•

The number or value of any performance-based award or other award that is based on performance criteria or performance goals that shall become fully earned, vested, exercisable and free of forfeiture restrictions shall not exceed the greater of (i) such number or value determined by the actual performance attained during the applicable performance period to the time of the change in control or (ii) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable performance period without regard to the change in control.

•

If awards are assumed or continued after a change in control, the Compensation Committee may provide that all or a portion of such awards shall become fully exercisable and all forfeiture restrictions shall lapse immediately upon the involuntary termination of the participant’s employment or service within a designated period (not to exceed 24 months) following the effective date of such change in control.

•

Upon a change in control, the Compensation Committee may cause any and all awards outstanding to terminate at a specific time in the future, and shall give each participant the right to exercise such awards during a period of time as the Compensation Committee, in its sole and absolute discretion, shall determine.

•

The portion of any incentive stock option accelerated in connection with a change in control shall remain exercisable as an incentive stock option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-qualified stock option under the U.S. federal tax laws.

Clawback / Recovery

All Awards granted under the 2019 Stock Incentive Plan will be subject to recoupment in accordance with the Company’s recoupment policy. In addition, the Compensation Committee may impose such other clawback, recovery or recoupment provisions on an award as the Compensation Committee determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause (as determined by the Compensation Committee).

Expiration of the 2019 Stock Incentive Plan

Assuming the 2019 Stock Incentive Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board of Directors, the 2019 Stock Incentive Plan will terminate on May 14, 2019.

Adjustments

The 2019 Stock Incentive Plan provides for adjustments to the aggregate number and kind of shares that may be issued under the 2019 Stock Incentive Plan; (b) the terms and conditions of any outstanding awards (including, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding awards under the 2019 Stock Incentive Plan, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the price of the shares other than an equity restructuring.

Amendments

The Compensation Committee (with the approval of the Board of Directors) may amend or modify the 2019 Stock Incentive Plan at any time, provided that no amendment may, without the approval of our stockholders:

•	increase the number of shares available for issuance under the 2019 Stock Incentive Plan; or

•	permit the Compensation Committee to extend the exercise period for an option beyond 10 years from the date of grant.

Notwithstanding any provision in the 2019 Stock Incentive Plan to the contrary, absent approval of the stockholders of the Company, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date of grant and, except as otherwise permitted in the (a) no option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an option or SAR having a higher per share exercise price and (b) no option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of a share.

In addition, no amendment shall adversely affect in any material way any award previously granted pursuant to the 2019 Stock Incentive Plan without the prior written consent of the participant; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant.

Federal Income Tax Consequences

Grants of Options

Under current tax laws, the grant of an option will not be a taxable event to the recipient and we will not be entitled to a deduction with respect to such grant.

Exercise of Non-qualified Options and Subsequent Sale of Stock

Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of our common stock received over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of our common stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a non-qualified stock option is paid by the delivery of already owned shares.

New Plan Benefits

Awards under the 2019 Stock Incentive Plan are made by the Compensation Committee in its sole discretion and therefore cannot be determined in advance.

As of April 8, 2019, Ms. Lody, our President and Chief Executive Officer, holds options granted under the 2007 Stock Incentive Plan to acquire 147,239 shares of our common stock. Other than Ms. Lody, no other person holds any stock options granted under the 2007 Stock Incentive Plan.

Vote Required for Approval

Approval of this Proposal requires a number of votes “FOR” the proposal that at least a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2019 Stock Incentive Plan.

OTHER BUSINESS

(PROPOSAL 5)

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in their discretion as they may deem appropriate, unless directed by the proxy to do otherwise.

GENERAL

The cost of any solicitation of proxies by mail will be borne exclusively by us. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of shares of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of our common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. We have retained Georgeson to assist in soliciting proxies for the Annual Meeting for a fee of $8,000. The cost of such solicitation will be borne exclusively by us.

By Order of the Board of Directors

Michael W. Reid Chairman of the Board	Kimberly S. Lody President and Chief Executive Officer

April 8, 2019

Dallas, Texas

APPENDIX A

Healthcare Services Group

Addus HomeCare Corporation

Adeptus Health Inc.

Air Methods Corporation

Alliance Healthcare Services, Inc.

Almost Family, Inc.

Amedisys, Inc.

American Caresource Holdings, Inc.

American Renal Associates Holdings, Inc.

AMN Healthcare Services, Inc.

Arcadia Resources, Inc.

AUTHENTIDATE HOLDING CORP.

Auxilio, Inc.

Bio-Reference Laboratories, Inc.

BioScrip, Inc.

BioTelemetry, Inc.

Birner Dental Management Services, Inc.

Catamaran Corporation

Chemed Corporation

Civitas Solutions, Inc.

CML HealthCare Inc.

CorVel Corporation

Cross Country Healthcare, Inc.

DaVita Inc.

Digirad Corporation

Diplomat Pharmacy, Inc.

Envision Healthcare Corporation

Envision Healthcare Holdings, Inc.

ExamWorks Group, Inc.

Express Scripts Holding Company

Gentiva Health Services, Inc.

HemaCare Corporation

Hooper Holmes, Inc.

InfuSystem Holdings Inc.

Interpace Diagnostics Group, Inc.

IPC Healthcare, Inc.

Laboratory Corporation of America

Landauer, Inc.

LHC Group, Inc.

MEDNAX, Inc.

National Research Corporation

Nobilis Health Corp.

Omnicare, Inc.

Premier, Inc.

Psychemedics Corporation

Quest Diagnostics Incorporated

R1 RCM Inc.

RadNet, Inc.

Rotech Healthcare Inc.

A-1

Sharps Compliance Corp.

Team Health Holdings, Inc.

Teladoc, Inc.

The Providence Service Corporation

Tivity Health, Inc.

USMD Holdings, Inc.

A-2

APPENDIX B

Certain Information With Respect to Non-GAAP Financial Measures Used in This Proxy Statement

In the attached proxy statement, the Company utilizes certain financial valuation and performance measures of operating performance, such as Adjusted CFFO, Same Store Facility Net Operating Income, Adjusted EBITDAR, and Net Debt to EBITDAR Ratio, that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDAR, Net Debt to EBITDAR, Adjusted CFFO, and Same Store Facility Net Operating Income are financial valuation and performance measures, none of which are calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Adjusted EBITDAR is a valuation measure commonly used by our management, research analysts and investors to value companies in the senior living industry. Because Adjusted EBITDAR excludes interest expense and rent expense, it allows our management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements. Net Debt to EBITDAR is used by research analysts and investors to evaluate companies in the senior living industry and indicates the level of debt incurred to finance ongoing operations.

The Company believes Adjusted CFFO and Same Store Facility Net Operating Income are useful performance measures in identifying trends in day-to-day operations because it excludes the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Same store results are important points of analysis when evaluating performance as it provides an indication of the effectiveness of management producing growth in operations from existing assets. Adjusted CFFO and Same Store Facility Net Operating Income provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and is used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review the following reconciliation of net loss to Adjusted EBITDAR, reconciliation of notes payable to net debt, reconciliation of income from operations to Same Store Facility Net Operating Income, and the reconciliation of net loss to Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019.

CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)
	Fiscal Year Ended December 31,
	2018	2017
Adjusted EBITDAR
Net loss	$(53,596)	$(44,168)
Depreciation and amortization expense	62,824	66,199
Stock-based compensation expense	8,428	7,682
Facility lease expense	56,551	56,432
Loss on facility lease termination	—	12,858
Provision for bad debts	2,990	1,748
Interest income	(165)	(73)
Interest expense	50,543	49,471
Write-off of deferred loan costs and prepayment premiums	12,623	—
Loss (Gain) on disposition of assets, net	(28)	123
Other income	(3)	(7)
(Benefit) Provision for income taxes	(1,771)	2,496
Casualty losses	1,951	1,996
Transaction and conversion costs	2,443	2,323
Employee placement and separation costs	4,168	—
Employee benefit reserve adjustments	548	—
Communities excluded due to repositioning/lease-up	168	(3,716)

Adjusted EBITDAR	$147,674	$153,364

Net debt
Total notes payable	$983,207	$967,332
Insurance premium financing	(1,561)	(4,230)
Cash and cash equivalents	(31,309)	(17,646)
Facility lease expense (8x)	452,408	451,456

Net debt	$1,402,745	$1,396,912

Same-store facility NOI
Income from operations	$7,603	$7,842
Depreciation and amortization expense	62,824	66,199
General and administrative expenses	26,961	23,574
Stock-based compensation expense	8,428	7,682
Facility lease expense	56,551	56,432
Provision for bad debts	2,990	1,748
Property and other taxes	20,879	20,314
Property insurance	4,445	4,003
Employee health insurance benefits	10,021	10,338
Loss on facility lease termination	—	12,858
Communities excluded due to repositioning/lease-up	(536)	197

Same-store facility NOI	$200,166	$211,187

	Fiscal Year Ended December 31,
	2018	2017
Adjusted CFFO
Net loss	$(53,596)	$(44,168)
Non-cash charges, net	87,061	95,976
Lease incentives	(3,376)	(5,673)
Recurring capital expenditures	(4,746)	(4,746)
Casualty losses	1,951	2,028
Transaction and conversion costs	2,535	2,681
Employee placement and separation costs	4,168	—
Employee benefit reserve adjustments	548	—
Communities excluded due to repositioning/lease-up	1,570	(226)

Adjusted CFFO	$36,115	$45,872

Basic shares outstanding	29,812	29,453

APPENDIX C

CAPITAL SENIOR LIVING CORPORATION

2019 OMNIBUS STOCK AND INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN

The purpose of the Capital Senior Living Corporation 2019 Omnibus Stock and Incentive Plan (the “Plan”) is to advance the interests of Capital Senior Living Corporation and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent Employees, Directors, and Consultants upon whose efforts and judgment its success is largely dependent.

ARTICLE 2. DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2

“Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, an award of Restricted Stock Units, a Performance-Based Award or any other right or benefit, including any other Award under Article 8, granted to a Participant pursuant to the Plan.

2.3	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.4	“Board” means the Board of Directors of the Company.

2.5

“Cause” means, with respect to an Employee, (a) a final, non-appealable conviction of the Employee for commission of a felony involving moral turpitude, (b) the Employee’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation, or (iii) the Employee’s material failure or refusal to perform his or her duties if such Employee has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies the Employee in writing of such failure or refusal to perform.

2.6	“Change in Control” shall mean the first to occur of:

(a)

The consummation of a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company that requires the consent or vote of the holders of the Company’s Common Stock, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

(b)	The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(c)

The cessation of control (by virtue of their not constituting a majority of Directors) of the Board by the individuals (the “Continuing Directors”) who (i) on the Effective Date were Directors, or (ii) become Directors after the Effective Date and whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the Effective Date or whose election or nomination for election was previously so approved;

(d)

The acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% or more of the voting power of the Company’s outstanding voting securities (“Voting Securities”) by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 15% of the Voting Securities on the Effective Date, or the acquisition of beneficial ownership of an additional 5% of the Voting Securities by any person or group who beneficially owned at least 15% of the Voting Securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not be described hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a wholly-owned subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of voting securities of the Company, or (z) any other person or group who becomes the beneficial owner of not more than 50% of the Voting Securities as a result of a transaction in which Voting Securities are acquired by such person or group directly from the Company in a transaction that is approved in advance by a majority of the Continuing Directors in a resolution that expressly states that the transaction is not a Change in Control under this Section 2.6(d); or

(e)	In a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

Further, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, in order to make payment upon such Change in Control, the transaction or event described above with respect to such Award must also constitute a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (or any successor provision), and if it does not, payment of such Award will be made pursuant to the Award’s original payment schedule or, if earlier, upon the death of the Participant, unless otherwise provided in the Award Agreement.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the committee of the Board appointed or described in Article 11 to administer the Plan.

2.9	“Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 11.

2.10	“Company” means Capital Senior Living Corporation, a Delaware corporation.

2.11

“Consultant” means any consultant or adviser if: (a) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.

2.12	“Director” means a member of the Board.

2.13

“Disability” means, unless otherwise provided in the Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Subsidiary or Affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board

(or its delegate) in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code and for purposes of an Award that is subject to Section 409A of the Code, shall mean a “Disability,” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code.

2.14

“Dividend Equivalent” means a right granted to a Participant related to the Award of Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units which is a right to accrue the equivalent value of dividends paid on the Shares prior to vesting of the Award (or prior to payment of an Award that is subject to deferred settlement). Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that in no event shall Dividend Equivalents be paid on any Award that is not vested or that does not become vested in accordance with its terms.

2.15	“Effective Date” “means March 26, 2019, subject to and contingent on approval of the Plan by the Company’s stockholders on or within twelve months following such date.

2.16	“Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.17

“Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Subsidiary or Affiliate as (a) independent contractors or (b) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company, a Subsidiary and/or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Subsidiary or Affiliate.

2.18

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.20

“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.20, the fair market value established by the Committee acting in good faith to be reasonable and in compliance with Section 409A of the Code to the extent necessary to exempt an Award from or comply with Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an

Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22

“Independent Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an “independent director” under the NYSE rules (or other principal securities market on which Shares are traded).

2.23

“Involuntary Termination” shall have the meaning ascribed to such term in the Award Agreement, or if the term is not defined in the Award Agreement, shall mean the termination of the employment of any Employee which occurs by reason of:

(a)	such Employee’s involuntary dismissal or discharge by the Company or a Subsidiary or Affiliate for reasons other than Cause, or

(b)

such Employee’s voluntary resignation following the initial existence of any of the following conditions: (A) a material diminution in the Employee’s authority, duties or responsibilities, (B) a material diminution in the Employee’s (i) base salary (including, without limitation, a reduction of base salary by more than 10%) or (ii) total cash compensation (including base salary and target bonus potential (including, without limitation, a reduction of total target cash compensation by more than 10%), (C) a material change in the geographic location at which the Employee must perform services (including, without limitation, a change in the Employee’s assigned workplace that increases the Employee’s one-way commute by more than 25 miles), provided and only if such diminution or change is effected by the Company without the Employee’s written consent. No voluntary resignation by the Employee pursuant to part (A), (B) or (C) hereof shall be treated as an Involuntary Termination unless the Employee gives written notice to the Committee advising the Company of such intended resignation (along with the facts and circumstances constituting the condition asserted as the reason for such resignation) within 60 days after the time the Employee becomes aware of the existence of such condition and provides the Company a cure period of 30 days following such date that notice is delivered. If the Committee determines that the asserted condition exists and the Company does not cure such condition within the 30-day cure period, the Employee’s termination of employment or service shall be effective on such 30th day of the cure period.

2.24	“Non-Employee Director” means a Director of the Company who is not also an Employee of the Company.

2.25	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26

“Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27	“Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals include: (a) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, rent (or restructuring) costs, adjusted EBITDA, adjusted EBITDAR, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (b) pre-tax income, after-tax income or adjusted net income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment, return on capital, or return on equity; (g) returns on sales or revenues;

(h) operating expenses; (i) stock price appreciation; (j) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (k) cash flow from facility operations (CFFO); (l) facility net operating income (NOI); (m) implementation or completion of critical projects or processes; (n) acquisition financing; (o) cumulative earnings per share growth; (p) operating margin or profit margin; (q) containment of Company expenses, (r) expense targets, reductions and savings, productivity and efficiencies; (s) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, employee satisfaction, resident satisfaction, human resources management, supervision of litigation and/or information technology goals, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (t) personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (u) any combination of, or a specified increase or decrease in, any of the foregoing; and (v) any other criteria as determined by the Committee in its sole discretion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index.

2.29

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of an individual. The Committee, in its discretion, may appropriately adjust or modify the calculation of Performance Goals for such Performance Period (a) in the event of, or in anticipation of, any unusual or infrequently occurring corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30

“Performance Period” means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.31

“Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32

“Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares (or value of Shares in cash), the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee

2.33	“Plan” means this 2019 Omnibus Stock and Incentive Plan, as it may be amended from time to time.

2.34	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions as set forth in the Award Agreement.

2.35	“Restricted Stock Unit” means an Award granted pursuant to Section 8.3 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.36

“Retirement” means, unless otherwise expressly provided in an Award Agreement, a Participant’s termination of employment or service, which is for any reason other than for Cause, after such Participant’s 65th birthday.

2.37	“Section 409A Compliance” shall have the meaning assigned to it in Section 9.6 hereof.

2.38	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.39	“Share” means a share of Common Stock.

2.40

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR, as set forth in the applicable Award Agreement.

2.41

“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1

Number of Shares. Subject to Article 10, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 2,250,000 Shares plus (a) any reserved Shares not issued or subject to outstanding awards under the 2007 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation, as amended (the “Prior Plan”) on the Effective Date, and (b) any Shares that are subject to an award granted under the Prior Plan that is outstanding on the Effective Date, but that ceases to be subject to the award due to the award’s forfeiture, cancelation, or expiration, or because the award is paid or settled in cash. All Shares reserved for issuance under the Plan may be (but are not required to be) issued or transferred pursuant to Incentive Stock Options. Following the Effective Date, no additional awards will be granted under any the Prior Plan; provided, that, all awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(a)

Share Reserve Counting. Shares subject to Awards granted under the Plan shall be counted against the maximum limit set forth in this Section 3.1 as one (1) Share for every one (1) Share subject to the granted Award.

(b)

Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Further, any Shares tendered by a Participant or withheld by the Company to satisfy the tax withholding obligation related to any Award other than an Option or SAR shall again be available for the grant of an Award pursuant to the Plan Any Shares that again become available for the grant of Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share for each Share subject to each type of Award. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)

Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable law and/or any applicable stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate (“Substitute Awards”) shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law and/or any applicable stock exchange rule in the event that a company acquired by the Company or any company with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for grants of Awards under the Plan and shall not reduce the Shares available for issuance under the Plan, and Shares subject to such Awards (which, for the avoidance of doubt, exclude Substitute Awards) may again become available for Awards under the Plan as provided under Section 3.1(b) above; provided, that, Awards using such available shares (or any Shares that again become available for issuance under the Plan under Section 3.1(b) above): (i) shall not be granted after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; (ii) shall be made only to individuals who were not Employees, Directors or Consultants of the Company or any of its Subsidiaries or Affiliates prior to such acquisition or combination; and (iii) shall otherwise be granted in compliance with applicable stock exchange listing standards. In addition, the payment of Dividend Equivalents in cash pursuant to any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(d)

Shares Not Reissuable Under Plan. Notwithstanding the foregoing, the following Shares shall not be added to the Shares authorized for grant under Section 3.1: (i) any Shares tendered by a Participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation related to an Option or SAR; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR and (iii) Shares repurchased by the Company on the open market with the proceeds of the exercise price from Options.

3.2	Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.3

Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,000,000 Shares and the maximum amount that may be paid in cash during any calendar year with respect to any Award shall be $7,500,000.

3.4

Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as an Non-Employee Director, together with cash compensation paid to the Non-Employee Director in the form Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $600,000.

ARTICLE 4.	ELIGIBILITY, PARTICIPATION, MINIMUM VESTING REQUIREMENTS, DIVIDENDS

4.1

Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs under this Plan only if, with respect to the Affiliate, the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code (or any successor provision).

4.2

Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

4.3

Minimum Vesting Requirements. Except as otherwise provided in this Section 4.3, no portion of an Award may vest before the first anniversary of the date of grant; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 3.1 without regard to the minimum vesting period set forth in this Section 4.3. Notwithstanding anything contrary in the immediately preceding sentence: (a) the minimum vesting period set forth in this Section 4.3 shall not apply to Substitute Awards, Awards that may be settled only in cash, or an

Award that vests immediately prior to a Change in Control pursuant to Section 10.1(a) because such Award is not converted, assumed, or replaced by a successor or survivor corporation or a parent or subsidiary thereof, and (b) the Committee may, at any time following the date of grant of an Award, accelerate the vesting or exercisability of the Award and/or waive any restrictions, conditions or limitations applicable to the Award.

4.4

Dividends and Dividend Equivalents. The Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Common Stock shall earn dividends or dividend equivalents; provided, that, notwithstanding anything in the Plan to the contrary, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

ARTICLE 5. STOCK OPTIONS

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)

Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)

Time and Conditions of Exercise. Subject to Section 4.3, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)

Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, potentially including the following methods: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender of attestation equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee, or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to Participants. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)

Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2

Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a)

Expiration. Subject to Section 5.1(b) and Section 5.2(c) hereof, an Incentive Stock Option may not be exercised as an Incentive Stock Option to any extent by anyone after the first to occur of the following events:

(i)	Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)	Three months after the Participant’s termination of employment as an Employee; and

(iii)

One year after the date of the Participant’s termination of employment or service on account of death, or Disability within the meaning of Section 22(e)(3) of the Code. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)

Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)

Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)

Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f)

Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6. RESTRICTED STOCK AWARDS

6.1	Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2

Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Further, notwithstanding any provision herein to the contrary, no dividends will be paid on Restricted Stock that has not vested; however, the Committee, in its discretion, may authorize the accrual of Dividend Equivalents on Restricted Stock.

6.4

Forfeiture. Subject to Section 4.3, except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5

Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1	Grant of Stock Appreciation Rights.

(a)

A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.

(b)

A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2	Grant Price. The grant price per Share subject to a Stock Appreciation Right shall be determined by the Committee and set forth in the Award Agreement; provided that, the per Share grant price for any

Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

7.3	Payment and Limitations on Exercise.

(a)

Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)	To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Article 5 pertaining to Options.

ARTICLE 8. OTHER TYPES OF AWARDS

8.1

Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Share Awards.

8.2

Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. On the vesting date, the Company shall, subject to Section 9.5(a), transfer to the Participant one unrestricted, fully transferable Share for each Performance Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Performance Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion. The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Stock Units.

8.3

Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions. On the settlement date, the Company shall, subject to Section 9.5(a) hereof and satisfaction of applicable withholding taxes (as further set forth in Section 14.3 hereof), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable withholding taxes (as further set forth in Section 14.3 hereof). The Committee may authorize Dividend Equivalents to be accrued with respect to outstanding Restricted Stock Units.

8.4

Other Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other right with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

8.5	Vesting. Subject to Section 4.3, the vesting conditions applicable to an Award granted pursuant to Article 8 shall be set by the Committee in its discretion.

8.6

Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.

8.7

Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

8.8

Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Awards granted pursuant to this Article 8 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s Retirement, death or Disability, or otherwise.

8.9	Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

8.10	Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.11

Timing of Settlement. At the time of grant, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Article 8, which shall be no earlier than the vesting date(s) applicable to the relevant Award, or it may be deferred to any later date to the extent and under the terms determined by the Committee, subject to compliance with Section 409A of the Code. Until an Award granted pursuant to this Article 8 has been settled, the number of Shares subject to the Award shall be subject to adjustment pursuant to Article 10 hereof.

ARTICLE 9. PROVISIONS APPLICABLE TO AWARDS

9.1

Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2

Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3

Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary or Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Non-Employee Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything contrary in this Section 9.3 or Section 9.4 below, no Award may be transferred for value or consideration.

9.4

Beneficiaries. Notwithstanding Section 9.3 hereof, a Participant may, if permitted by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5	Stock Certificates; Book Entry Procedures.

(a)

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6

Accelerated Vesting and Deferral Limitations. The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code (“Section 409A Compliance”).

9.7

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 10. CHANGES IN CAPITAL STRUCTURE

10.1	Adjustments.

(a)

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

(b)

In the event of any transaction or event described in Section 10.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)

To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv)

To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b) hereof:

(i)

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)

The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

10.2	Change in Control.

(a)

Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding. Notwithstanding any other provision of the Plan to the contrary, the number or value of any Performance-Based Award or other Award that is based on Performance Criteria or Performance Goals that shall become fully earned, vested, exercisable and free of forfeiture restrictions upon occurrence of the events described in this Section 10.2 shall not exceed the greater of (i) such number or value determined by the actual performance attained during the applicable Performance Period to the time of the Change in Control or (ii) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable Performance Period without regard to the Change in Control.

(b)

If an Award is assumed or continued after a Change in Control, the Committee may provide that all or a portion of such Award shall become fully exercisable and all forfeiture restrictions on such Award (or portion of such Award) shall lapse immediately upon the Involuntary Termination of the Participant’s employment or service within a designated period (not to exceed twenty-four (24) months) following the effective date of such Change in Control.

(c)

Upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(d)	The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One

Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

10.3

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 11. ADMINISTRATION

11.1

Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an Independent Director; provided, that, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

11.2

Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)	Designate Participants to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Participant;

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)

Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)

To suspend or terminate the Plan at any time provided that such suspension or termination does not impair rights and obligations under any outstanding Award without written consent of the affected Participant.

(j)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(k)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4

Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.5

Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 12. PLAN EXPIRATION DATE

The Plan will continue in effect until it is terminated by the Board pursuant to Section 13.1 hereof, except that no Award may be granted under the Plan from and after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

13.1

Amendment, Modification, and Termination. Subject to Section 14.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan

(other than any adjustment as provided by Article 10), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 10, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per share exercise price that is higher than the Fair Market Value of a Share.

13.2

Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 14.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to comply with applicable law, as determined in the sole discretion of the Committee, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 14. GENERAL PROVISIONS

14.1

No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2

No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

14.3

Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) that the Company or a Subsidiary or Affiliate determines are required to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes. The Committee may in its discretion and in satisfaction of the foregoing requirement direct the Company to withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld; the number of Shares so withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

14.4

No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

14.5

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

14.6

Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

14.9

Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10

Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.11

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.12

Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (b) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

14.14

Section 409A. Except as provided in Section 14.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

14.15

No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14.16

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate in view of Applicable Laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

* * * *

Capital Senior Living Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

1.   Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders of the Company to be held in 2022, or until their respective successors are duly qualified and elected.

01 - Philip A. Brooks 02 - Ed A. Grier 03 - Steven T. Plochocki

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
2. Proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2019.	☐	☐	☐

This proxy will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as indicated below:

“FOR” the election of each of the nominees for director (Proposal 1) and “FOR” Proposals 2, 3, 4 and 5.

	For	Against	Abstain
3. Proposal to approve the Company’s executive compensation.	☐	☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
	For	Against	Abstain
4. Proposal to approve the Company’s 2019 Omnibus Stock and Incentive Plan.	☐	☐	☐
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	For ☐	Against ☐	Abstain ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

/ /

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

14160 Dallas Parkway, Suite 300 Dallas, Texas 75254
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kimberly S. Lody and David R. Brickman, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated hereon, all the shares of the common stock of Capital Senior Living Corporation (the “Company”), held of record by the undersigned on March 27, 2019, at the Annual Meeting of Stockholders of the Company to be held at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240 on May 14, 2019 at 10:00 AM Central Time, and any postponement(s) or adjournment(s) thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH FOR THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued and to be marked, dated and signed, on the other side)